UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Cabot Corporation

(Name of Registrant as Specified In Its Charter)

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Cabot Corporation

2016 Proxy Statement

The Annual Meeting of Stockholders

of Cabot Corporation will be held:

Thursday, March 10, 2016 at 4:00 p.m. ET

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, MA 02210-2019 USA

January 28, 2016

Dear Fellow Cabot Corporation Stockholders,

        You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation, which will be held on Thursday, March 10, 2016, at 4:00 pm, Eastern Time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts.

        At the Annual Meeting, we will ask you to elect three members of our Board of Directors, provide your advisory approval of our executive compensation, approve our 2016 short-term incentive compensation plan, and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. We will also discuss any other business matters properly brought before the meeting. The attached Proxy Statement explains our voting procedures, describes the business we will conduct, and provides information about the Company that you should consider when you vote your shares.

        Your vote is very important to us. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote promptly. You may vote by mailing a completed proxy card or, if your proxy card or broker voting instruction form so indicates, by phone or the Internet.

        Thank you for your continued support of Cabot Corporation.

Sincerely,

PATRICK M. PREVOST

President and

Chief Executive Officer

Notice of Annual Meeting of Stockholders

Date:	March 10, 2016

Time:	4:00 p.m., Eastern Time

Place:	Corporate Headquarters of Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts 02210-2019

Record Date:	You may vote if you were a stockholder of record at the close of business on January 15, 2016.

Voting by Proxy:	To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) by Internet, (2) by phone or (3) by mail. You may also vote in person if you attend the annual meeting. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of this proxy statement.

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the annual meeting. If you do not instruct your broker on how to vote in the election of directors, the compensation of our named executive officers, and the approval of our 2016 short-term incentive compensation plan, your shares will not be voted on these matters. For an explanation of how you can vote your “street name” shares at the meeting, see “How do I vote?” on page 2.

Items of Business	•	To elect three directors, Roderick C.G. MacLeod, Sue H. Rataj and Matthias L. Wolfgruber, to the class of directors whose term expires in 2019;

•	To approve, in an advisory vote, our executive compensation;

•	To approve our 2016 short-term incentive compensation plan;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

This notice and proxy statement are first being sent to stockholders on or about February 3, 2016. Our Annual Report on Form 10-K is being sent with this notice and proxy statement.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts 02210-2019

January 28, 2016

2016 PROXY STATEMENT

2016 PROXY STATEMENT

About the Annual Meeting

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts 02210-2019

Proxy Statement

References to “the Company”, “Cabot”, “we”, “us”, and “our” in this proxy statement mean Cabot Corporation.

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Cabot Corporation is soliciting your vote at the 2016 Annual Meeting of Stockholders (“2016 Annual Meeting” or “the meeting”).

What am I voting on?

You are voting on:

•	Proposal 1: Election of Roderick C.G. MacLeod, Sue H. Rataj and Matthias L. Wolfgruber to the class of directors whose term expires in 2019 (see page 10);
•	Proposal 2: Advisory approval of our executive compensation (see page 54);
•	Proposal 3: Approval of the Cabot Corporation 2016 Short-Term Incentive Compensation Plan (see page 55);
•	Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016 (see page 59); and
•	Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends that you vote:

•	FOR each of the three nominees for director;
•	FOR the advisory approval of our executive compensation (commonly referred to as “say-on-pay”);
•	FOR the approval of the Cabot Corporation 2016 Short-Term Incentive Compensation Plan; and
•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016.

Who is entitled to vote?

Only stockholders of record at the close of business on January 15, 2016 will be entitled to vote at the 2016 Annual Meeting. As of that date, there were 62,358,741 shares of our common stock outstanding. Each share of common stock is entitled to one vote. There is no cumulative voting.

The Vanguard Fiduciary Trust Company is the trustee of the Cabot Common Stock Fund and the Cabot Common ESOP Fund portions of the Cabot 401(k) Plan and is the record owner of all of those shares. The trustee is authorized to vote such shares in accordance with instructions from participants in, and the terms of, the Cabot 401(k) Plan.

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2016 Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of January 15, 2016 must be present in person or by proxy at the meeting. This majority is referred to as a quorum. Proxy cards or broker voting instruction forms that reflect abstentions and broker non-votes will be counted as shares present to determine whether a quorum exists to hold the 2016 Annual Meeting.

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter for which the broker lacks discretionary authority to vote the shares. Proposals 1, 2 and 3 are non-routine matters.

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2016 PROXY STATEMENT

About the Annual Meeting (continued)

Therefore, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on proposals 1, 2 and 3, your broker will not be able to vote your shares on these proposals. We urge you to provide instructions to your broker so that your votes may be counted on these important matters.

How are votes counted? How many votes are needed to approve each of the proposals?

For each of proposals 1, 2, 3 and 4, you may vote “FOR”, “AGAINST”, or “ABSTAIN”.

•

Proposal 1 — Election of Directors. A nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election. Broker non-votes and abstentions will have no effect on the results of this vote.

•	Proposal 2 — Say-on-Pay. Because proposal 2 is an advisory vote, there is no minimum vote requirement that constitutes approval of this proposal.
•

Proposal 3 — Approval of the Cabot Corporation 2016 Short-Term Incentive Compensation Plan. The affirmative vote of a majority of the votes properly cast on proposal 3 is required to approve the Cabot Corporation 2016 Short-Term Incentive Compensation Plan. Abstentions will have the effect of votes against this proposal. Broker non-votes will have no effect on the results of this vote.

•

Proposal 4 — Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes properly cast on proposal 4 is required to ratify the appointment of Cabot’s independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal. To the extent there are any broker non-votes, they will have no effect on the results of this vote.

What if there are more votes “AGAINST” a nominee for director than votes “FOR”?

Each of the nominees is an incumbent director who has tendered a conditional resignation that is effective upon (i) the failure to receive a majority of the votes cast for his or her re-election at the 2016 Annual Meeting and (ii) the Board’s acceptance of this resignation. The Governance and Nominating Committee of the Board of Directors is responsible for initially considering the resignation and making a recommendation to the Board of Directors. The director whose resignation is under consideration is expected to abstain from participating in any decision regarding his or her resignation. The Governance and Nominating Committee may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If the resignation is not accepted, the director will continue to serve until his or her successor is elected and qualified.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting. If your shares are held in “street name” in a brokerage account or by a bank or other nominee and you wish to vote in person at the meeting, you must request a legal proxy from your bank, broker or other nominee and bring that proxy to the meeting.

Even if you plan to attend the 2016 Annual Meeting, we encourage you to vote your shares by proxy. Most stockholders have three options for submitting their votes by proxy: (1) by Internet, (2) by phone or (3) by mail. If you have received your 2016 Annual Meeting materials by mail, please follow the voting instructions on your proxy card. If you have received your 2016 Annual Meeting materials electronically, please follow the voting instructions that were e-mailed to you. Proxies submitted by the Internet or telephone must be received by 1:00 p.m., Eastern Time, on March 10, 2016.

If you hold your Cabot stock in a brokerage account, your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your voting instruction form carefully.

How do I vote if I hold my stock through Cabot’s employee benefit plans?

If you hold your stock through a Cabot employee benefit plan, you have the right to instruct the trustees of the plan or plans in which you participate how to vote your shares. You can vote your shares by following the instructions on the enclosed proxy card. The trustees of each plan will have

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2016 PROXY STATEMENT

About the Annual Meeting (continued)

the voting instructions of each participant in the plans tabulated and will vote the shares of the participants by submitting a final proxy card representing each plan’s shares for inclusion in the tally at the 2016 Annual Meeting.

If you hold shares in the Cabot 401(k) Plan or the Cabot Canada Ltd. Employees’ Stock Purchase Plan, your vote will influence how the trustees of those plans vote those shares for which no instructions are received from other plan participants as those shares will be voted in the same proportion as shares for which instructions are received. If you hold shares in either of those plans and do not vote, the plan trustees will vote your shares (along with all other shares in the plan for which instructions are not provided) in the same proportion as those shares for which instructions are received from other participants in the plan.

In order for your instructions to be followed, you must provide instructions for the shares you hold through a Cabot employee benefit plan by returning your completed and signed proxy card to the Company’s transfer agent by March 7, 2016 or by voting over the telephone or the Internet by 9:00 a.m., Eastern Time, on March 8, 2016.

Can I change or revoke my vote?

Yes. You can change or revoke your vote by (1) re-voting by telephone or by Internet as instructed above (only your latest telephone or Internet vote will be counted), (2) signing and dating a new proxy card or voting instruction form and submitting it as instructed above (only your latest proxy card or voting instruction form will be counted), or (3) attending the meeting and voting in person. If your shares are registered in your name, you may also revoke your vote by delivering timely notice to the Secretary, Cabot Corporation, 2 Seaport Lane, Suite 1300, Boston, Massachusetts 02210. Attending the meet-

ing in person will not in and of itself revoke a previously submitted proxy unless you specifically request it. If you hold shares through a bank or broker, you must follow the instructions on your voting instruction form to revoke or change any prior voting instructions.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by ballot, telephone and the Internet. A representative of Computershare and either Cabot’s Secretary or Assistant Secretary will act as Inspectors of Election.

What if I return my proxy card but don’t vote for some of the matters listed?

If you return a signed proxy card without indicating your vote, your shares will be voted in line with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote.

Can other matters be decided at the 2016 Annual Meeting?

We are not aware of any other matters that will be considered at the 2016 Annual Meeting. If any other matters properly arise that require a vote, the named proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The 2016 Annual Meeting is open to all Cabot stockholders. If you need directions to the meeting, please call Cabot’s Investor Relations Group at (617) 342-6090. When you arrive at Cabot’s Corporate Headquarters, please go to the 13th Floor and signs will direct you to the meeting room. You need not attend the 2016 Annual Meeting to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting

This proxy statement and our 2015 Annual Report on Form 10-K are available at the following Internet address: http://www.cabotcorp.com/2016annualmeeting.

If you received your 2016 Annual Meeting materials by mail, we encourage you to sign up to receive your stockholder communications by e-mail. Electronic delivery benefits the environment and saves the Company money by reducing printing and mailing costs. With electronic delivery, you will be notified by e-mail as soon as the Annual Report on

Form 10-K and proxy statement are available on the Internet, and you can easily submit your stockholder votes online. If you are a registered holder (you hold your Cabot shares in your own name through our transfer agent, Computershare Trust Company, N.A., or you have stock certificates), visit www.computershare.com/investor to create a login and to enroll.

Your electronic delivery enrollment will be effective until you cancel it. If you later change your mind and would like

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2016 PROXY STATEMENT

About the Annual Meeting (continued)

to receive paper copies of our proxy statements and annual reports, please revisit Computershare’s website www.computershare.com/investor to change your delivery preference or call them at (800) 730-4001 in the U.S. or at (781) 575-3170 outside the U.S.

If you hold your Cabot stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet and how to change your elections.

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2016 PROXY STATEMENT

The Board of Directors and its Committees

Our Board of Directors held five meetings in fiscal 2015 and acted by written consent once. During fiscal 2015, each director attended at least 85% of the aggregate of the total Board meetings and the total meetings held by all of the Committees on which he or she served during the periods that he or she served.

The Board of Directors has five standing Committees: Audit, Compensation, Executive, Governance and Nominating (“Governance”), and Safety, Health and Environmental Affairs (“SH&E”). The following table shows the membership of these committees. The Audit, Compensation, Governance, and SH&E Committees presently are composed entirely of independent directors. The Executive Committee presently is composed of one employee director and three independent directors.

Name	Audit		Compensation		Executive		Governance		SH&E
Juan Enriquez	X								X
William C. Kirby	X
Roderick C.G. MacLeod	X								X
Henry F. McCance*			X	**	X		X
John K. McGillicuddy	X	**			X		X
John F. O’Brien					X	**	X	**
Patrick M. Prevost					X
Sue H. Rataj			X						X
Ronaldo H. Schmitz*			X						X
Lydia W. Thomas	X								X	**
Matthias L. Wolfgruber			X						X
Mark S. Wrighton			X						X

*	Mr. McCance submitted his resignation to the Board effective at the 2016 Annual Meeting in accordance with the Board’s retirement policy for non-employee directors, and Dr. Schmitz, whose term of office expires at the 2016 Annual Meeting, is also retiring from the Board and, therefore, is not standing for re-election.
**	Committee Chair

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of Cabot’s financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and (v) our risk assessment and risk management processes. The Audit Committee, among other functions:

•	Has the sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm.
•

Monitors the qualifications, independence and performance of our independent registered public accounting firm and approves professional services provided by the independent registered public accounting firm.

•	Reviews with our independent registered public accounting firm the scope and results of the audit engagement.
•	Reviews the activities and recommendations of our independent registered public accounting firm.
•

Discusses Cabot’s annual audited financial statements and quarterly financial statements with management and Cabot’s independent registered public accounting firm, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Reviews Cabot’s accounting policies, risk assessment and risk management processes, control systems and compliance activities.

The specific responsibilities and functions of the Audit Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.” The Audit Committee met twelve times in fiscal 2015.

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2016 PROXY STATEMENT

The Board of Directors and its Committees (continued)

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	Approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluate the CEO’s performance and approve the CEO’s salary and incentive compensation.
•

Establish policies applicable to the compensation, severance or other remuneration of Cabot’s Management Executive Committee, review and approve performance measures and goals under incentive compensation plans applicable to such employees, and approve their salaries, annual short-term and long-term incentive awards, any severance payments and any other remuneration.

•	Review the aggregate amount of bonuses to be paid to participants in Cabot’s annual short-term incentive program.
•

Administer Cabot’s incentive compensation plans, equity-based plans and supplemental benefits arrangements, which includes approving the aggregate number of shares of stock granted under Cabot’s long-term incentive program.

•	Appoint the members of the Company’s Benefits and Investment Committees and monitor their activities.

The specific responsibilities and functions of the Compensation Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.” The Compensation Committee met five times and acted by written consent twice during fiscal 2015.

Executive Committee

The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. Actions taken by the Executive Committee are reported to the Board at its next meeting. The Executive Committee did not meet during fiscal 2015.

Governance Committee

The Governance Committee is charged primarily with:

•	Developing and recommending to the Board corporate governance policies and procedures.
•	Identifying individuals qualified to become directors of Cabot.
•	Recommending director candidates to the Board to fill vacancies and to stand for election at the annual meeting of stockholders.
•	Recommending committee assignments.
•	Leading the annual review of the Board’s performance.
•	Recommending compensation and benefit policies for Cabot’s directors.
•	Reviewing and making determinations regarding interested transactions under Cabot’s Related Person Transaction Policy and Procedures.

The specific responsibilities and functions of the Governance Committee are identified in its charter, a copy of which is posted on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.” The Governance Committee met four times during fiscal 2015.

SH&E Committee

The SH&E Committee reviews all aspects of Cabot’s safety, health and environmental management programs and performance. In particular, the Committee reviews the following:

•	Cabot’s environmental reserve, and risk assessment and risk management processes.
•	Environmental and safety audit reports, performance metrics, performance as benchmarked against industry peer groups, assessed fines or penalties, and site security and safety issues.
•	Safety, health and environmental training initiatives.
•	Cabot’s safety, health and environmental budget and capital expenditures.

The specific responsibilities and functions of the SH&E Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabotcorp.com) under the heading “Company—About Cabot — Governance — Resources.” The SH&E Committee met three times during fiscal 2015.

Our Board’s Role in Risk Oversight

Our Board oversees our enterprise-wide program of risk management. Cabot management is primarily responsible for day-to-day risk management practices and, together with other personnel, regularly engages in an enterprise-wide risk assessment. This assessment is updated on a continual basis and includes a comprehensive review of a broad range of risks, including financial, operational, business, legal, regulatory, reputational, governance, and managerial risks which may potentially affect the

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The Board of Directors and its Committees (continued)

Company. From this assessment, the most significant risks in terms of their likelihood and severity are identified, and plans to manage and mitigate these risks are developed. Cabot management regularly reports to either the full Board or the relevant Committee of the Board our major risk exposures, their potential operational or financial impact on Cabot, and the steps we take to manage them.

Our Board has ultimate responsibility for risk oversight and oversees our corporate strategy, business development, capital structure, market exposure and country specific risks. Each Committee also has responsibility for risk oversight. The Audit Committee focuses on financial risk, including internal controls and legal and compliance risks and receives regular reports from our independent registered public accounting firm and our General Counsel. The Audit Committee also oversees the Company’s enterprise risk management processes. The SH&E Committee assists the Board in fulfilling its oversight responsibility by reviewing the effectiveness of our safety, health and environmental programs and initiatives and overseeing matters related to stewardship and sustainability of our products and manufacturing processes. The Compensation Committee considers human resources risks and evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. The Compensation Committee also oversees senior management succession planning and development. Finally, the Governance Committee considers governance and Board succession risks, and evaluates director skills and qualifications to ensure each Committee has directors with the requisite skills to oversee the applicable risks that are the focus of that Committee. The Company has a robust risk management program, the strength of which is not dependent on the Board’s leadership structure.

Our “Compensation Discussion and Analysis” (“CD&A”) describes our compensation policies, programs and practices for our named executive officers. Our goal-setting, performance assessment and compensation decision-making processes described in our CD&A apply to all participants in our corporate short- and long-term incentive programs.

Participants in our long-term incentive program receive awards consisting of time-based restricted stock units and performance-based restricted stock units, and, in the case of members of the Management Executive Committee and a limited number of other participants, stock options. Beyond our corporate short- and long-term incentive programs, a substantial number of our facilities outside of the U.S. offer annual cash incentive plans.

Our management, with the assistance of Pearl Meyer, the independent compensation consultant retained by the Compensation Committee, evaluates the design of all of our incentive plans to assess whether any portion of our incentive compensation programs encourages excessive risk taking. That assessment is presented to and reviewed by the Compensation Committee. Among the program features evaluated are the types of compensation offered, performance metrics, the alignment between performance goals, payout curves and the Company’s business strategy, and the overall mix of incentive awards. The Company’s compensation programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. Specific features of the programs to mitigate risk include, as applicable, the following: caps limiting the amount that can be paid under the corporate short- and long-term incentive programs and all of the local cash incentive programs; a balanced mix of annual and longer-term incentive opportunities; a mix of cash and equity incentives; multiple performance metrics; management processes to oversee risk associated with each of our incentive programs; stock ownership guidelines for members of the Management Executive Committee; a company recoupment policy; and significant controls for business decisions. In our CD&A we describe in more detail the features of our executive compensation programs that are designed to mitigate risk, including the oversight provided by the Compensation Committee, which reviews and approves the design, goals and payouts under our corporate short- and long-term incentive programs and each executive officer’s compensation. Based on our assessment, we believe our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

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2016 PROXY STATEMENT

Director Compensation

Annual compensation for non-employee directors is comprised of cash compensation and a grant of Cabot common stock. The Governance Committee is responsible for reviewing the form and amount of compensation paid to our non-employee directors and recommends changes to our Board of Directors as appropriate. The Governance Committee reviews competitive market data to evaluate the reasonableness of our director compensation and the appropriate mix of cash and equity compensation. Directors who are Cabot employees do not receive compensation for their services as directors.

Cash Compensation

Cash compensation for our non-employee directors consists of an annual retainer of $75,000, plus the following annual amounts for specific roles:

•	$16,000 for serving on the Audit Committee (plus another $25,000 for serving as Chair of the Audit Committee).
•	$7,000 for serving on each of the Compensation, SH&E or Governance Committees (plus another $10,000 for serving as Chair of the Compensation, SH&E or Governance Committees).
•	$110,000 for serving as Non-Executive Chairman of the Board of Directors.

Mr. O’Brien has elected to not receive the cash compensation described above for his specific role as Chair of the Governance Committee in light of his role as our Non-Executive Chairman of the Board. Cash compensation is paid quarterly and, when changes occur in Board or Committee membership during a quarter, the compensation is pro-rated.

Stock Compensation

Under our Cabot Corporation 2015 Directors’ Stock Compensation Plan (the “Directors’ Stock Plan”), each non-employee director is eligible to receive each calendar year shares of Cabot common stock as part of his or her compensation for services to be performed in that year. The number of shares awarded is set each year by the Governance Committee. For calendar year 2015, the Governance Committee approved an award of shares having a grant date value as close as possible to $75,000 (1,738 shares) to each non-employee director whose term of office continued after the 2015 Annual Meeting of Stockholders. John S. Clarkeson, who retired at the 2015 Annual

Meeting, received a pro-rated grant of 435 shares. The closing price of our common stock on January 9, 2015, the date such shares were granted, was $43.17.

As of January 15, 2016, there were 331,123 shares available for issuance under the Directors’ Stock Plan.

We believe that it is desirable for directors to have an equity interest in Cabot and we encourage all directors to own a reasonable amount of Cabot stock to align director and stockholder interests and to enhance a director’s long-term perspective. Accordingly, our Corporate Governance Guidelines require non-employee directors to have an equity ownership in Cabot of at least 10,000 shares. It is expected that this ownership level will generally be achieved within a five-year period beginning when a director is first elected to the Board. For purposes of determining a director’s compliance with this ownership requirement, any deferred shares are considered owned by the director. In addition, each non-employee director is required to retain the shares granted in any given year for a period of three years from the date of issuance or until the director’s earlier retirement.

Reimbursement of Certain Expenses; Charitable Giving

Our Corporate Governance Guidelines state that Cabot will not provide retirement or other benefits or perquisites to non-employee directors. Directors, however, are reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and Committee meetings and are covered by Cabot’s travel accident insurance policy for such travel.

In connection with Mr. Clarkeson’s retirement from the Board of Directors and in recognition for his many years of service, we will be making a contribution totaling $25,000 on his behalf to a charity that he selects.

Deferred Compensation

Under the Cabot Corporation Non-Employee Directors’ Deferral Plan (the “Deferred Compensation Plan”), directors can elect to defer receipt of any cash compensation payable in a calendar year for a period of at least three years or until they cease to be members of the Board of Directors. In any year, these deferred amounts are, at the director’s choice, either (i) credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month

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2016 PROXY STATEMENT

Director Compensation (continued)

of November prior to the beginning of the applicable year or (ii) treated as invested in Cabot phantom stock units, based on the market price of shares of Cabot common stock at the time of deferral (with phantom dividends accrued and treated as if reinvested in Cabot phantom stock units). Messrs. Enriquez and McCance and Dr. Wolfgruber elected to defer receipt of their calendar year 2015 cash compensation and treat the deferred amounts as invested in Cabot phantom stock units. Mr. Kirby elected to defer receipt of his calendar year 2015 cash compensation and have it credited with interest at a rate equal to the Moody’s Corporate Bond Rate. The Moody’s Corporate Bond Rate used to calculate interest during calendar year 2015 was 4.28%.

Under the Deferred Compensation Plan, directors also may defer receipt of the shares of common stock issuable to them under the Directors’ Stock Plan. For each share of stock deferred, a director is credited with one Cabot phantom stock unit to a notional account created in the director’s name. Dividends that would otherwise be payable on the deferred shares accrue in the account and are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the year. The rate used to calculate interest during calendar year 2015 was 4.28%. At the end of the deferral period, the deferred shares of Cabot common stock are issued to the director, along with the accrued cash dividends and interest earned, either in one issuance or in installments over a period of up to ten years, as selected by the director. Messrs. Enriquez, Kirby, McCance and McGillicuddy, and Drs. Thomas, Schmitz and Wolfgruber elected to defer their calendar year 2015 stock awards.

Director Compensation Table

The following table sets forth the compensation earned by our non-employee directors in fiscal 2015:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)
John S. Clarkeson	49,500	18,779	351	68,630
Juan Enriquez	98,000	75,029	769	173,798
William C. Kirby	91,000	75,029	3,131	169,160
Roderick C.G. MacLeod	98,000	75,029	—	173,029
Henry F. McCance	99,000	75,029	769	174,798
John K. McGillicuddy	123,000	75,029	337	198,366
John F. O’Brien	192,000	75,029	—	267,029
Sue H. Rataj	89,000	75,029	—	164,029
Ronaldo H. Schmitz	89,000	75,029	939	164,968
Lydia W. Thomas	108,000	75,029	3	183,032
Matthias L. Wolfgruber	89,000	75,029	4	164,033
Mark S. Wrighton	89,000	75,029	6,596	170,625

1.	Cash compensation has been pro-rated to reflect changes in Board and Committee service that occurred during the fiscal year. Recognizing that he is compensated for his responsibilities as non-Executive Chairman of the Board, Mr. O’Brien elected to not receive additional compensation as Committee Chair of the Governance and Nominating Committee. The amounts reported in this column for Messrs. Enriquez, Kirby and McCance, and Dr. Wolfgruber were deferred under the Deferred Compensation Plan described above.
2.	Reflects the grant date fair value of shares of stock granted to each non-employee director computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value was calculated by multiplying the number of shares granted to the director by the closing price of our common stock on the date of grant, which was January 9, 2015 ($43.17). The stock awards reported in this column for Messrs. Enriquez, Kirby, McCance and McGillicuddy, and Drs. Thomas, Schmitz and Wolfgruber were deferred under the Deferred Compensation Plan described above.
3.	Represents above-market interest (the portion exceeding 120% of the applicable long-term rate) on compensation deferred under the Deferred Compensation Plan by Messrs. Clarkeson, Enriquez, Kirby, McCance and McGillicuddy and Drs. Thomas, Schmitz, Wolfgruber and Wrighton.

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2016 PROXY STATEMENT

Proposal 1 — Election of Directors

Director Qualifications

The Governance Committee identifies candidates for election to the Board of Directors; reviews their skills, qualifications and experience; and recommends nominees for director to the Board for approval.

We believe that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board of Directors and the evolving needs of our businesses. It is the Board’s policy that at all times at least a majority of the Board’s members must be independent under Cabot’s Corporate Governance Guidelines. It is also the Board’s policy that the Board as a whole reflect a range of talents, skills, diversity and expertise, particularly in the areas of (i) management, (ii) strategic planning, (iii) accounting and finance, (iv) domestic and international markets, (v) corporate governance, and (vi) the specialty chemicals and related industries, sufficient to provide sound and prudent guidance about Cabot’s operations and interests.

In addition, the desired attributes of individual directors are (i) integrity and demonstrated high ethical standards; (ii) sound judgment; (iii) demonstrated leadership; (iv) knowledge, experience and skills in at least one specialty area, such as corporate management, accounting or finance, marketing, manufacturing, technology, information systems, international business or the specialty chemicals industry; (v) compassion; (vi) willingness and ability to work with other members of the Board openly and constructively; (vii) the ability to communicate clearly and persuasively; and (viii) diversity of origin, background, experience and thought. We believe that it is valuable to have a diverse Board that is representative of our global business, customers, employees and stockholders. The Governance Committee implements and assesses the effectiveness of this practice by considering each Board member’s professional experience, background, education, skill, age, race, gender and national origin when selecting nominees for director. We also require that our Board members be able to dedicate the time sufficient to ensure the diligent performance of their duties on our behalf.

Board of Directors

Our Board of Directors currently has twelve members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

Three directors are proposed to be elected at the 2016 Annual Meeting. The terms of Roderick C.G. MacLeod, Sue H. Rataj and Matthias L. Wolfgruber expire this year and our Board of Directors has nominated each of them for a three-year term that will expire at the annual meeting in 2019. All of them are current directors and, with the exception of Dr. Wolfgruber, have been elected by stockholders at previous annual meetings. On the recommendation of certain of the non-management directors, and the further recommendation of the Governance Committee, the Board elected Dr. Wolfgruber a director in 2014.

Mr. McCance submitted his resignation to the Board effective at the 2016 Annual Meeting in accordance with the Board’s retirement policy for non-employee directors and Dr. Schmitz, whose term of office expires at the 2016 Annual Meeting, is also retiring from the Board under this policy. Upon the election of the nominated directors, and with these retirements, Cabot’s Board of Directors will have ten members. We expect that all of the nominees will be available for election, but if any of the nominees is not available at the time of the 2016 Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no substitute nominees are identified by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than three nominees.

Vote Required

A nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of its three nominees.

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2016 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Certain Information Regarding Directors

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills that qualify the nominees and the directors whose terms of office will continue after the 2016 Annual Meeting to serve as a director of the Company, all of the nominees and directors have a reputation for honesty, integrity, sound judgment and adherence to high ethical standards. Each of the nominees and directors has demonstrated the willingness and ability to make the significant commitment of time and energy to serve on our Board and its Committees, and to engage management and each other openly and constructively.

Juan Enriquez

Age: 56

Committee Memberships: Audit, SH&E

Director since: 2005

Term of Office Expires: 2017

Business Experience: Mr. Enriquez has served as Chairman of the Board of Directors and Chief Executive Officer of Biotechonomy Ventures, a life sciences research and investment firm, since 2003 and Managing Director of Excel Venture Management, a life sciences investment company, since March 2008. Prior to that, Mr. Enriquez served as Director of the Life Science Project at Harvard Business School from 2001 to 2003. He is also a member of the Board of Directors of various start-up companies. Mr. Enriquez’s background and experience in technology ventures has provided him the opportunity to develop significant expertise in technology, start-up companies, and international business matters, which makes him well qualified to serve on the Board. Mr. Enriquez brings to the Board the extensive leadership experience he gained through his involvement in Biotechonomy Ventures and Excel Venture Management.

William C. Kirby

Age: 65

Committee Memberships: Audit

Director since: 2012

Term of Office Expires: 2017

Business Experience: Mr. Kirby is the Spangler Family Professor of Business Administration at the Harvard Business School and T.M. Chang Professor of China Studies at Harvard University, positions he has held since July 2008. Since July 2006, he has also been a Harvard University Distinguished Service Professor and Chairman of the Harvard China Fund. A Harvard faculty member since 1992, Mr. Kirby has served as Chair of Harvard’s History Department, Director of the Harvard University Asia Center, Dean of the Faculty of Arts and Sciences and Director of John K. Fairbank Center for Chinese Studies. Mr. Kirby also serves on the Board of Directors of The China Fund, Inc., a non-diversified closed-ended management investment company, and The Taiwan Fund, Inc., a diversified closed-ended management investment company. Mr. Kirby brings to the Board his extensive knowledge and experience regarding the business, economic and political environment in China gained during his more than twenty year tenure at Harvard University.

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2016 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Roderick C.G. MacLeod (Nominee for Election)

Age: 65

Committee Memberships: Audit, SH&E

Director since: 1998

Term of Office Expires: 2016

Business Experience: Mr. MacLeod is a Principal of Waverley Investments Ltd., a private equity investment company, a position he has held since co-founding the company in 1999, and a Principal of St. Martins Finance Ltd., a private equity investment company, since co-founding the company in 1985. Prior to his current positions, Mr. MacLeod served as General Manager for Business Development for Adia S.A. (now Adecco S.A.), a human resources company, from 1980 to 1991. Through Mr. MacLeod’s tenure on our Board of Directors, he has developed an extensive knowledge of the Company and the specialty chemicals industry. As a qualified chartered accountant, Mr. MacLeod brings to the Board his expertise in business and accounting and finance matters, which he gained through his substantial experience in private equity.

John K. McGillicuddy

Age: 72

Committee Memberships: Audit (Chair), Governance

Director since: 2008

Term of Office Expires: 2018

Business Experience: Mr. McGillicuddy was a partner with KPMG LLP, a public accounting firm, from 1975 until his retirement in 2000. During his tenure with KPMG, he served as an audit partner, SEC reviewing partner and in various management positions. Mr. McGillicuddy is also a member and past Chairman of the Board of Directors of Watts Water Technologies, Inc., a manufacturer of water safety and flow control products, and a member of the Board of Directors of Brooks Automation, Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries. He is a former chairman of the Better Business Bureau of Massachusetts. Mr. McGillicuddy brings to the Board his substantial expertise in accounting and finance matters, which he gained during his more than 25 years of experience in public accounting. In serving on the boards and committees of several public companies, Mr. McGillicuddy has developed significant experience and skills in corporate governance, financial reporting and public company leadership.

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2016 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

John F. O’Brien Non-Executive Chairman of the Board

Age: 72

Committee Memberships: Executive (Chair), Governance (Chair)

Director since: 1990

Term of Office Expires: 2018

Business Experience: Mr. O’Brien was Chief Executive Officer and President of Allmerica Financial Corporation (now known as The Hanover Insurance Group, Inc.), an insurance and diversified financial services company, from 1995 until his retirement in 2002. From 1989 until 2002, Mr. O’Brien also served as President and Chief Executive Officer of First Allmerica Financial Life Insurance Company, Chairman of the Board of Directors of Allmerica Investment Trust and Chairman of the Board of Directors of Allmerica Securities Trust. Mr. O’Brien is also a member of the Board of Directors of LKQ Corporation, a nationwide provider of recycled auto parts; a family of mutual funds managed by BlackRock, Inc. an investment management advisory firm; and the lead director of The TJX Companies, Inc., an off-price retailer of apparel and home fashions in the U.S. and worldwide. Mr. O’Brien’s tenure as Chief Executive Officer and President of a Fortune 500 insurance company and significant leadership and management experience provides him with substantial knowledge and skills with respect to strategic planning, accounting and finance, and corporate governance and makes him uniquely qualified to serve as Non-Executive Chairman of the Board. In addition, his service as lead director of The TJX Companies and a member of the boards of LKQ and BlackRock gives him extensive experience in leadership, management and corporate governance matters.

Patrick M. Prevost

Age: 60

Committee Memberships: Executive

Director since: 2008

Term of Office Expires: 2017

Business Experience: Mr. Prevost joined Cabot in January 2008 as President and Chief Executive Officer. Prior to joining Cabot, since October 2005, Mr. Prevost served as President, Performance Chemicals, of BASF AG, an international chemical company. Prior to that, he was responsible for BASF Corporation’s Chemicals and Plastics business in North America. Before joining BASF in 2003, he held senior management positions at BP and Amoco. Mr. Prevost is a member of the Board of Directors of General Cable Corporation, a global leader in copper, aluminum and fiber optic wire and cable products. Mr. Prevost is also a member of the Board of Directors of the American Chemistry Council, a trade association representing the business of chemistry at the global, national and state levels. As Cabot’s President and Chief Executive Officer, Mr. Prevost has a strong understanding of Cabot’s business and is uniquely qualified to serve on the Board of Directors. Mr. Prevost has substantial experience in the chemicals industry, which has provided him with a deep knowledge of technology, international business, strategic planning and manufacturing.

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2016 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Sue H. Rataj (Nominee for Election)

Age: 59

Committee Memberships: Compensation, SH&E

Director since: 2011

Term of Office Expires: 2016

Business Experience: Ms. Rataj was Chief Executive, Petrochemicals for BP, a global energy company, from April 2008 until her retirement in April 2011, with global responsibility for BP’s petrochemicals operations. Prior to that, Ms. Rataj held a variety of senior management positions with BP, most recently serving as Group Vice President, Refining and Marketing from July 2007 until April 2008. Ms. Rataj is also a member of the Supervisory Board of Bayer AG, a life science enterprise developing and manufacturing products in the pharmaceuticals, consumer health, animal health and crop science segments; and a member of the Board of Directors of Agilent Technologies, Inc., a global leader providing instruments, software and consumables to laboratories in the life sciences, diagnostics and applied chemical markets. During her tenure with BP, Ms. Rataj gained significant expertise in SH&E and risk management and accounting and finance matters, particularly in the context of a chemicals company. She also brings substantial leadership and management experience to the Board of Directors.

Lydia W. Thomas

Age: 71

Committee Memberships: Audit, SH&E (Chair)

Director since: 1994

Term of Office Expires: 2018

Business Experience: Dr. Thomas has served as a Trustee of Noblis, a nonprofit science, technology and strategy organization, since October 2008 and previously served as President and Chief Executive Officer from 1996 until her retirement in 2007 and as a consultant from October 2007 until October 2008. Prior to Noblis, Dr. Thomas held several executive positions, including Senior Vice President and General Manager, Vice President and Technical Director, at The MITRE Corporation, a not-for-profit organization that provides systems engineering, risk management, research and development, and information technology support to government agencies. Dr. Thomas is a member of the Senior Advisory Board of the Northern Virginia Technology Council, a membership association for the technology community in Northern Virginia, and a member of the Board of Directors of Mueller Water Products, Inc., a manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. She also serves as a member of the Homeland Security Advisory Council to the Secretary of Homeland Security, a Trustee of INOVA Health System, a Trustee of the Washington Mutual Investors Fund and as a member of the Council on Foreign Relations. She previously served as Vice Chair of the Board of Trustees of George Washington University. Dr. Thomas brings her significant leadership experience and accounting and finance skills gained while serving in executive positions at Noblis and The MITRE Corporation to the Board of Directors. During her tenure on the SH&E Committee, Dr. Thomas has demonstrated her expertise in safety and environmental matters. In addition, Dr. Thomas’ substantial knowledge relating to information systems and risk management makes her well qualified to serve as a member of the Audit Committee and Chair of the SH&E Committee.

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2016 PROXY STATEMENT

Proposal 1 — Election of Directors (continued)

Matthias L. Wolfgruber (Nominee for Election)

Age: 61

Committee Memberships: Compensation, SH&E

Director since: 2014

Term of Office Expires: 2016

Business Experience: Dr. Wolfgruber was Chief Executive Officer of Altana AG, a specialty chemicals company, from 2007 until his retirement on January 1, 2016. He joined Altana in 2002, as President and CEO of Altana Chemie AG and a member of the management board of Altana AG. Prior to joining Altana, he held a number of management positions at Wacker-Chemie in the U.S. and Europe from 1985 through 2002. Dr. Wolfgruber is a member of the Supervisory Board of Grillo-Werke AG, a manufacturer and supplier of zinc alloy products and chemicals, a member of the Supervisory Board of Lanxess AG, a leading global manufacturer of synthetic rubber and chemical intermediates, and Chairman of the Board of Directors of the Ardex Group, a privately held manufacturer of premium construction chemicals and materials. During his tenure at Altana, Dr. Wolfgruber led the company through strategic investments and acquisitions. He brings his extensive leadership and significant experience managing specialty chemicals businesses with global operations to the Board of Directors.

Mark S. Wrighton

Age: 66

Committee Memberships: Compensation, SH&E

Director since: 1997

Term of Office Expires: 2018

Business Experience: Dr. Wrighton has served as Chancellor of Washington University in St. Louis since 1995. Prior to 1995, Dr. Wrighton was a faculty member at the Massachusetts Institute of Technology for 23 years where he served as head of the chemistry department from 1987 to 1990, and as Provost from 1990 to 1995. Dr. Wrighton is a member of the Board of Directors of Brooks Automation, Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries, and Corning, Inc., a specialty glass and ceramics company. Dr. Wrighton brings to the Board his extensive scientific knowledge and understanding of complex technology gained during his more than thirty years of experience as a professor, chemist and research scientist. As the chancellor of a major research university, Dr. Wrighton has developed significant management and leadership experience. In addition, Dr. Wrighton’s service on numerous public company boards provides him with a deep understanding of matters relating to public company management and oversight.

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2016 PROXY STATEMENT

Corporate Governance

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address the following matters, among others: director qualifications and independence, Board Committees, director retirement, director compensation, Board performance evaluations, Board and Committee meetings, access to senior management, CEO evaluation and succession planning. The Corporate Governance Guidelines are posted on our website (www.cabotcorp.com) under the heading “Company — About Cabot — Governance — Resources.”

Director Independence

Our Board of Directors, upon the recommendation of its Governance Committee, has determined that each of Cabot’s non-management directors who served as a director during the fiscal year is “independent” under the Board’s director independence standards as detailed in our Corporate Governance Guidelines. The Governance Committee annually reviews the independence of all directors and reports its finding to the full Board. To assist in this review, the Board has adopted director independence guidelines. In the event a director has a relationship that is not addressed by the independence guidelines, the Governance Committee evaluates the relevant facts and circumstances of the relationship and makes a recommendation to the full Board of Directors about whether the relationship constitutes a material relationship with Cabot. After examining all known relationships between the directors and Cabot, the Board concluded that none of the non-management directors who served as directors during the fiscal year had a material relationship with Cabot.

In evaluating and determining the independence of the non-management directors, the Board considered the following:

Mark S. Wrighton is Chancellor of Washington University in St. Louis (“WUSTL”). In each of the last three fiscal years, Cabot Corporation Foundation has made a $60,000 contribution to support a scholar in an MBA or PhD program in WUSTL’s McDonnell International Scholars Academy. To qualify for the McDonnell International Scholars Academy, the candidate must have earned an undergraduate degree from a partner research university in Asia and be a candidate for a graduate or professional degree in any program in WUSTL. In each year in which Cabot has supported this program, the Board determined that the contributions to WUSTL would not impair Chancellor Wrighton’s independence or judgment given that the total amount contributed by Cabot has been less than 1% of the total contributions made to WUSTL during that fiscal year. Further, Chancellor Wrighton has had no personal interest in, nor received any personal benefit from, these contributions. The last grant provided by the Foundation under this program was made in February 2015 and no further grants from the Foundation are anticipated.

Transactions with Related Persons

Policy and Procedures for the Review of Related Person Transactions

Our Board has adopted a written policy for the review and approval or ratification of transactions involving related persons. “Related persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer of Cabot, any greater than 5% stockholder of Cabot and the immediate family members of any of those persons. The Governance Committee is responsible for applying the policy with the assistance of our General Counsel.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which (1) the aggregate amount involved will or may be expected to exceed $100,000 with respect to any fiscal year, (2) Cabot is a participant and (3) any related person has or will have a direct or indirect interest, other than solely as a result of being a director or a less than 10% beneficial owner of another entity (an “interested transaction”). Under the policy, the following interested transactions have a standing pre-approval from the Governance Committee, even if the aggregate amount is greater than $100,000:

•

Certain sales of stock by executive officers to Cabot. (1) Sales of Cabot stock by an executive officer (including the CEO) to Cabot pursuant to the terms of our long-term incentive program or (2) other sales by executive officers (excluding the CEO) provided that the sale has been approved by our CEO, the per share purchase price is the fair market value of our common

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2016 PROXY STATEMENT

Corporate Governance (continued)

stock on the date of sale, the proceeds from the sale to the executive officer do not exceed $500,000, and the sale does not take place during a quarterly blackout period.
•

Certain transactions with other companies. Any transaction between Cabot and another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where Cabot is indebted to another company if the total amount of Cabot’s indebtedness to the other company does not exceed 1% of that company’s total consolidated assets. In both cases, the pre-approval applies if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares.

•

Employment of executive officers; director compensation. Any employment by Cabot of an executive officer if the related compensation is required to be reported in our proxy statement or if the compensation was approved by our Compensation Committee. Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•

Other transactions. Competitively bid or regulated public utility services transactions; transactions involving trustee-type services; and transactions where the related person’s interest arises solely from the ownership of our common stock and all common stockholders received the same benefit on a pro rata basis.

Each interested transaction by a related person that does not have standing pre-approval under the policy should be reported to our General Counsel for presentation to the Governance Committee for approval before its consummation or for ratification, if necessary, after its consummation. The Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any interested transaction with a related person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an interested transaction, the Governance Committee and the Chair may take into account such factors as they deem appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Transactions with Related Persons

Since the beginning of fiscal 2015, Cabot and its subsidiaries had no transactions, nor are there any currently proposed transactions in which Cabot or its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and any related person (as defined above) had or will have a direct or indirect material interest reportable under SEC rules, except as described below.

Under our long-term equity incentive program, employees are permitted to satisfy withholding taxes that may be due upon vesting or settlement of shares of time-based and performance-based restricted stock units by having Cabot withhold shares otherwise issuable upon vesting or settlement with a value equal to the withholding tax obligation. These shares are valued at a per share price equal to the closing price of Cabot common stock on the date the units vest or, in the case of performance-based restricted stock units, the units are settled. In accordance with this program, Cabot withheld from each of our executive officers shares of Cabot common stock to satisfy withholding tax obligations on the time-based restricted stock units that vested on November 11, 2014 and November 9, 2015 (at a per share price of $47.05 and $41.22, respectively) and the performance-based restricted stock units that settled on November 24, 2014 and November 12, 2015 (at a per share price of $46.88 and $39.54, respectively).

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2016 PROXY STATEMENT

Corporate Governance (continued)

The following table shows the dollar value of Cabot common stock Cabot withheld from each executive officer to satisfy these withholding tax obligations:

Name of Executive Officer	Value of Shares Withheld on November 11, 2014	Value of Shares Withheld on November 24, 2014	Value of Shares Withheld on November 9, 2015	Value of Shares Withheld on November 12, 2015
Patrick M. Prevost	$747,342	$464,018	$627,904	$24,238
Eduardo E. Cordeiro	$181,801	$112,887	$165,251	$6,405
Brian A. Berube	$131,317	$81,524	$115,663	$4,508
Sean D. Keohane	$151,501	$94,041	$85,531	$3,321
Nicholas S. Cross	$93,724	$58,225	$85,037	$3,321
Friedrich von Gottberg	$131,317	$81,524	$79,843	$3,124

As described in detail under “Director Independence” above, we have made certain payments to Washington University in St. Louis where Dr. Wrighton is Chancellor. The Governance Committee determined that Dr. Wrighton did not have a direct or indirect material interest in the payments made by Cabot to WUSTL.

Non-Executive Chairman of the Board; Executive Sessions

John F. O’Brien serves as Non-Executive Chairman of the Board. Although our Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that this leadership structure is appropriate at this time because it allows our Chief Executive Officer to focus on the strategic and operational aspects of our business, while allowing the Non-Executive Chairman of the Board to provide independent leadership of the Board. Our Board recognizes that future circumstances may lead it to change the leadership structure depending on Cabot’s needs at the time, and as such, believes that it is important to retain flexibility. In the future, if the Chief Executive Officer also serves as Chairman of the Board, our Corporate Governance Guidelines require that an independent director be appointed annually as lead director to lead the executive sessions of the non-management directors at Board meetings.

The Non-Executive Chairman of the Board is charged primarily with:

•	presiding over meetings of our Board and stockholders, including executive sessions of the non-management directors;
•	serving as an ex-officio member of each Board committee of which he is not a member and, upon invitation, attending those committee meetings where possible;
•	establishing an agenda for each Board meeting in collaboration with our CEO and meeting with our CEO following each meeting to discuss any open issues and follow-up items;
•	facilitating and coordinating communication among the non-management directors and our CEO and an open flow of information between management and our Board;
•	in collaboration with the Governance Committee, leading our Board’s annual performance review;
•	meeting with each non-management director at least annually;
•	providing assistance to our CEO by attending selected internal business management meetings and meeting with our CEO as necessary;
•	coordinating the periodic review of management’s strategic plan;
•	in collaboration with the Compensation Committee, leading our Board’s review of the succession plans for our CEO and key senior management;
•	working with management on effective stockholder communication; and
•	performing such other duties and services as our Board may require.

Director Attendance at Annual Meeting

Recognizing that director attendance at the annual meeting can provide our stockholders with an opportunity to communicate with Board members about issues affecting Cabot, we actively encourage our directors to attend the annual meeting. In 2015, all of our directors whose term of office continued after the annual meeting attended the annual meeting, with the exception of Mr. MacLeod.

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2016 PROXY STATEMENT

Corporate Governance (continued)

Code of Business Ethics

We have adopted a code of ethics that applies to all of our employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other senior financial officers. The Code of Business Ethics is posted on our website (www.cabotcorp.com) under the caption “Company — About Cabot — Code of Business Ethics.”

Communications with the Board

Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Non-Executive Chairman of the Board by calling 1-800-853-7602; by sending an email through our website using the link that is located under the caption “Company — About Cabot — Governance — Contact the Board of Directors”; or by writing to Cabot Corporation Board of Directors, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277.

Anyone who has a complaint or concern regarding our accounting, internal accounting controls or auditing matters may communicate that concern to the Chair of the Audit Committee by calling 1-800-853-7602; by sending an email through our website using the link that is located under the caption “Company — About Cabot — Governance — Contact the Board of Directors”; or by writing to Cabot Corporation Audit Committee, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. All communications to the Board of Directors or the Audit Committee will also be sent to Cabot’s Office of Compliance.

Governance Committee Processes for Director Nominations

Process for Identifying and Evaluating Director Nominees

Generally, the Governance Committee identifies candidates for election to the Board of Directors through the business and other networks of the directors and management. The Committee may also solicit recommendations for director nominees from third-party search firms or any other source it deems appropriate. The Governance Committee’s review and evaluation of a candidate generally includes inquiries as to the candidate’s reputation and background, examination of the candidate’s experience and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and any other considerations that the Governance Committee deems appropriate. Candidates recommended by our stockholders are evaluated on the same basis as candidates recommended by our directors, management, third-party search firms or other sources.

Procedures for Stockholders to Recommend Director Nominees

The Governance Committee has a policy with respect to the submission of recommendations by shareholders of candidates for director nominees, which is available on our website. A stockholder wishing to recommend a candidate must submit the recommendation by a date not later than the 120th calendar day before the first anniversary of the date that Cabot released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be submitted to the Company’s Secretary in writing at Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210. The notice to the Secretary should include all information about the candidate that Cabot would be required to disclose in a proxy statement in accordance with Securities and Exchange Act rules or as required by the Company’s by-laws, consent of the candidate to serve on the Board of Directors, if nominated and elected, and agreement of the candidate to complete, upon request, questionnaires customary for Cabot Directors and to comply with applicable Company policies.

Board Retirement Policy

The Board of Directors’ retirement policy for non-employee directors requires each director who is not a Cabot employee to submit his or her resignation to the Board prior to, and effective at, the annual meeting of stockholders next following the calendar year of such director’s seventy-second birthday. Mr. McCance and Dr. Schmitz are retiring under this policy. The Board is authorized to make exceptions to this retirement policy for special circumstances involving the Company. In January 2016, the Board determined that it was in the best interest of the Company to make an exception to the retirement policy for Messrs. McGillicuddy and O’Brien, each age 72, to allow Messrs. McGillicuddy and O’Brien to continue to serve as directors until their terms expire at the annual meeting in 2018. In making this decision, the Board took into consideration both directors significant experience on and contributions to the Board and the Committees on which they serve. The Board also consid-

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Corporate Governance (continued)

ered Mr. McGillicuddy’s deep understanding of financial reporting, extensive experience in corporate governance, and his broad public company leadership experience, and Mr. O’Brien’s extensive management experience, knowledge about the Company and its businesses, skills with respect to strategic planning and corporate governance, and the outstanding leadership he provides to the Board and management.

The Board of Directors also has a retirement policy for employee directors that requires each employee director to submit his or her resignation to the Board (i) prior to and, if accepted, effective at the annual meeting of stockholders following the calendar year of such director’s sixty-

fifth birthday, or (ii) if the director ceases to be an employee of Cabot prior to such annual meeting, no later than the date of and, if accepted, effective upon the termination of such director’s employment with Cabot. Each resignation submitted pursuant to this policy is required to specifically state that the resignation is to be effective only upon acceptance by the Board of Directors. In each case, the Governance Committee will consider the resignation and make a recommendation to the Board. If a resignation submitted pursuant to this policy is not accepted, the employee director is thereafter required to submit his or her resignation annually to the Board of Directors for consideration.

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Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More Than Five Percent of Common Stock

The following table shows the amount of Cabot common stock beneficially owned as of January 15, 2016 (unless otherwise indicated) by each person known by Cabot to beneficially own more than 5% of our outstanding common stock, by each director of Cabot, by each of our named executive officers and by all directors, nominees for director and executive officers of Cabot as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

Name	Total Number of Shares(1)		Percent of Class(2)
Holders of More than Five Percent of Common Stock
BlackRock, Inc.	5,696,026	(3)	8.9%
55 East 52nd Street
New York, NY
The Vanguard Group	3,522,081	(4)	5.5%
100 Vanguard Blvd.
Malvern, PA
Directors and Executive Officers
Brian A. Berube	92,043	(5)	*
Eduardo E. Cordeiro	107,867	(6)	*
Nicholas S. Cross	62,613	(7)	*
Juan Enriquez	25,532	(8)	*
Sean D. Keohane	109,885	(9)	*
William C. Kirby	7,846	(10)	*
Roderick C.G. MacLeod	25,032	(11)	*
Henry F. McCance	21,942	(12)	*
John K. McGillicuddy	15,932	(13)	*
John F. O’Brien	47,032		*
Patrick M. Prevost	856,296	(14)	1.35%
Sue H. Rataj	9,892		*
Ronaldo H. Schmitz	27,942	(15)	*
Lydia W. Thomas	32,336	(16)	*
Matthias L. Wolfgruber	4,187	(17)	*
Mark S. Wrighton	38,132	(18)	*
Directors and executive officers as a group (17 persons)	1,573,576	(19)	2.48%

*	Less than one percent.
1.	For Cabot’s executive officers the number includes shares of Cabot common stock held for their benefit by the trustee of Cabot’s 401(k) Plan. The shares of common stock allocated to the accounts of Cabot’s executive officers in the 401(k) Plan constitute less than 1% of our common stock.
2.	The calculation of percentage of ownership of each listed beneficial owner is based on 62,358,741 shares of Cabot common stock, which represents the number of shares outstanding on January 15, 2016, plus any shares that such individual or entity has the right to acquire within 60 days of January 15, 2016.
3.	Based on a Schedule 13G filed with the SEC on January 22, 2015 by BlackRock, Inc. (“BlackRock”). The Schedule 13G reports that BlackRock has sole voting power with respect to 5,264,247 shares and sole dispositive power with respect to 5,696,026 shares.
4.	Based on a Schedule 13G filed with the SEC on February 10, 2015 by The Vanguard Group (“Vanguard”). The Schedule 13G reports that Vanguard has sole voting power with respect to 42,680 shares, sole dispositive power with respect to 3,484,601 shares and shared dispositive power with respect to 37,480 shares.
5.	Includes 60,397 shares of common stock that Mr. Berube has the right to acquire within 60 days of January 15, 2016 upon the exercise of stock options and 8,244 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
6.	Includes 73,296 shares of common stock that Mr. Cordeiro has the right to acquire within 60 days of January 15, 2016 upon the exercise of stock options and 9,644 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.

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Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More Than Five Percent of Common Stock (continued)

7.	Includes 34,947 shares of common stock that Mr. Cross has the right to acquire within 60 days of January 15, 2016 upon the exercise of stock options.
8.	Includes 23,432 shares the receipt of which Mr. Enriquez has deferred under applicable Cabot deferred compensation plans. Mr. Enriquez has shared investment power for 2,100 shares.
9.	Includes 73,472 shares of common stock that Mr. Keohane has the right to acquire within 60 days of January 15, 2016 upon the exercise of stock options and 11,087 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
10.	Mr. Kirby has deferred receipt of these shares under applicable Cabot deferred compensation plans.
11.	Includes 11,300 shares held by Mr. MacLeod’s wife, who retains sole voting control over the shares. Mr. MacLeod disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
12.	Mr. McCance has deferred receipt of these shares under applicable Cabot deferred compensation plans.
13.	Mr. McGillicuddy has deferred receipt of these shares under applicable Cabot deferred compensation plans.
14.	Includes 650,515 shares of common stock that Mr. Prevost has the right to acquire within 60 days of January 15, 2016 upon the exercise of stock options and 7,813 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for his benefit.
15.	Includes 23,942 shares the receipt of which Dr. Schmitz has deferred under applicable Cabot deferred compensation plans.
16.	Includes 3,725 shares the receipt of which Dr. Thomas has deferred under applicable Cabot deferred compensation plans.
17.	Dr. Wolfgruber has deferred receipt of these shares under applicable Cabot deferred compensation plans.
18.	Includes 100 shares held by Dr. Wrighton’s wife, who retains sole voting control over the shares. Dr. Wrighton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
19.	Shares of our common stock shown as being beneficially owned by directors and executive officers as a group includes 51,781 shares of Cabot common stock held by the trustee for Cabot’s 401(k) Plan for the benefit of Cabot’s executive officers.

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Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement. The Compensation Committee (referred to as the “Compensation Committee” or the “Committee”) has also reviewed and discussed the CD&A with the members of management who are involved in the compensation process.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Henry F. McCance, Chair

Sue H. Rataj

Ronaldo H. Schmitz

Matthias L. Wolfgruber

Mark S. Wrighton

Compensation Discussion and Analysis

As context for our executives’ 2015 fiscal year compensation, we summarize Cabot’s performance for our 2015 fiscal year and provide a brief overview of decisions made with respect to executive compensation in fiscal 2015 and our compensation program for this year. We then describe our compensation philosophy and objectives, the compensation setting process, elements of compensation, compensation earned and paid for fiscal 2015 and other compensation and governance-related policies. For fiscal 2015, our named executive officers (“NEO”s) are:

•	Patrick M. Prevost, President and Chief Executive Officer;
•	Eduardo E. Cordeiro, Executive Vice President and Chief Financial Officer, and President, Americas and EMEA regions;
•	Sean D. Keohane, Executive Vice President and President, Reinforcement Materials segment;
•	Nicholas S. Cross*, Executive Vice President and President, Performance Chemicals and Specialty Fluids segments; and
•	Brian A. Berube, Senior Vice President and General Counsel.

*	A portion of Mr. Cross’s compensation is paid in Swiss Francs, which, for purposes of this proxy statement and unless otherwise noted, has been translated to U.S. Dollars using the average daily exchange rate during the twelve-month period ended September 30, 2015 of U.S.$1.0466 per Swiss Franc.

Executive Summary

Our Performance in Fiscal 2015

•

Overall, our businesses suffered from the deteriorating global economic environment, and we took a step back in our financial performance. This resulted in adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) of $470 million. Our adjusted earnings per share for the year was $2.71 per share.

•

In fiscal 2015, we recorded an asset impairment charge associated with certain assets of our Purification Solutions business. The impairment was driven by a less favorable estimate of the developing business for activated carbon in mercury removal applications and uncertainty created by the U.S. Supreme Court’s decision in June 2015 regarding the U.S. Mercury and Air Toxics Standards regulations. Largely as a result of this asset impairment, income from continuing operations per share for fiscal 2015 was a net loss and diluted earnings per share was a loss of ($5.29) per share.

•	We successfully developed a number of cost savings initiatives during the year to reduce our costs and improve operating results.

•

Our discipline around cost management and net working capital resulted in cash flows from operations of $499 million, and enabled us to return cash to our shareholders through $56 million in dividend payments and $96 million in share repurchases.

•	We continued to make substantial progress on our commercial excellence initiatives and to implement new tools in all businesses and regions in furtherance of these initiatives.

•	We made a broader commitment to sustainability and introduced goals to reduce our air emission intensity of nitrogen oxides and sulfur dioxide and to reduce our waste disposal volumes.

The payouts made for fiscal 2015 under our short-term incentive (“STI”) and long-term incentive (“LTI”) programs reflect the Company’s overall performance as well as mixed results across our business segments. Specifically, we did not meet the level of corporate performance necessary to earn bonuses under our STI program on the

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Executive Compensation (continued)

basis of our corporate performance, although we did pay bonuses to certain executives on the basis of individual performance in accordance with the terms of the STI program. As a result, the bonuses paid for fiscal 2015 are significantly lower than in fiscal 2014. Further, the percentage of performance-based restricted stock units earned on outstanding awards based on our financial performance for the year ranged from 0% to 62.4% of the target awards.

The bar graphs below depict our performance over the last five fiscal years measured by adjusted EBITDA and adjusted EPS. These are the principal financial performance metrics we use under our STI and LTI plans because they reflect our important near-term and longer-term business and financial goals of improving operating profitability and after-tax profitability. In addition, our STI metrics included net working capital (NWC) measured in days, which reflects how efficiently we manage the day-to-day cash used to run our operations. Because our business is capital intensive, we also include a return metric in our performance-based restricted stock units. Adjusted return on net assets (adjusted RONA) measures operational effectiveness and aligns with our business strategy and objectives. Adjusted EPS, adjusted EBITDA, and adjusted RONA are non-GAAP financial measures. Reconciliations to the closest GAAP measure and/or an explanation of how we calculate these measures are contained in Appendix A to this proxy statement.

Highlights of our Fiscal Year 2015 NEO Compensation Decisions and the Impact of Company Performance on Compensation. We believe fiscal 2015 compensation appropriately aligned pay and performance. For our named executive officers, more than half of their target total direct compensation in fiscal 2015 was performance-based, and not guaranteed.

Base Salary. Base salary increases from 2014 to 2015 for our named executive officers, excluding Mr. Prevost, averaged 12%. Mr. Prevost’s base salary increase for 2015 was 4%. The increases reflected individual job responsibilities, internal equity (the relationship of pay among the executive officers in the context of their responsibilities) considerations, competitive market pay practices for the applicable positions, and the individual performance of the executive. The increases for Messrs. Cordeiro, Keohane and Cross also recognized the increased job responsibilities each assumed in the year.

In recognition of our mixed financial performance in fiscal 2015, and our commitment to improving our performance in fiscal 2016, no base salary increases were made for 2016.

STI Awards. The Company’s adjusted EBITDA achievement for fiscal 2015 was below the threshold performance goal established by the Committee under the STI program, and, accordingly, no payments were made under this program on the basis of the Company’s corporate performance. Each named executive officer, other than Mr. Prevost and Mr. Cordeiro, did receive a bonus based on individual performance pursuant to the terms of the STI plan. Mr. Prevost and Mr. Cordeiro recommended they not be awarded an STI bonus in recognition of the asset impairment charge the Company recognized in the year associated with certain assets of the Purification Solutions business and the Company’s net earnings per share loss position, as decribed above. The Committee considered their recommendations and decided to not award an STI bonus for 2015 to Mr. Prevost and Mr. Cordeiro. The STI awards that were paid to the other three named executive officers for fiscal 2015 reflected their strong individual performance and leadership during a particularly challenging operating environment. These awards ranged from 30% to 32% of the named executive officer’s target award. (See page 31 for further details).

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Executive Compensation (continued)

LTI Awards and Payouts. Our LTI awards consist of a combination of performance-based restricted stock units (PSUs) (35%), time-based restricted stock units (TSUs) (30%) and stock options (35%). The grant date value of the awards granted in fiscal 2015 to each named executive officer was based on an assessment of the named executive officer’s position, role and responsibilities within the Company, the overall competitiveness of his total direct compensation, and internal equity considerations.

With respect to outstanding PSUs, the percentage of the target award earned for fiscal 2015 is set forth below. For each metric, achieving target results in a payout of 100% for the portion of the award payable on the basis of performance of that metric. Our performance in fiscal 2015 was below target on each of the metrics applicable to the awards.

Outstanding LTI Award	Financial Metrics and % of Target Earned based on Fiscal 2015 Performance	Total % of Target PSU Award Earned based on Fiscal 2015 Performance
Fiscal 2013 Grant (2013-2015)	Adjusted EPS (0.0%); Adjusted RONA (0.0%)	0.0%
Fiscal 2014 Grant (2014-2016)	Adjusted EPS (0.0%); Adjusted RONA (50.0%)	10.0%
Fiscal 2015 Grant (2015-2017)	Adjusted EPS (60.5%); Adjusted RONA (70.0%)	62.4%

Characteristics of our Executive Compensation Program. Below we highlight certain executive compensation practices, including both the practices we have implemented to drive performance and the practices we have not implemented as we do not believe they would serve our shareholders’ interests.

What We Do

•

Pay for Performance: We tie pay to performance. The majority of our executive pay is not guaranteed. We set clear financial goals for corporate performance and differentiate payments to each of our executives based on individual achievement. In evaluating performance, we assess progress toward our strategic goals relating to margin improvement, capacity and emerging market expansion, portfolio management and new product development, along with other strategic priorities.

•

Balanced Mix of Pay Components: The target compensation mix represents a balance of cash, stock options and restricted stock unit awards, both performance- and time-based, with equity awards vesting over three years.

•	Balanced Approach to Performance-Based Awards:
•	STI and LTI incentive compensation performance metrics are tied and heavily-weighted to financial metrics that reflect our near- and longer-term business goals.
•	In addition to financial metrics, STI awards are based on an assessment of individual leadership qualities and contributions toward the achievement of business and strategic goals.
•	STI and LTI programs provide for different percentage payouts based on the actual level of performance.
•

We designed our PSUs under our LTI plan to produce the greatest rewards when strong results are sustained over time. Specifically, the number of shares issuable upon vesting depends on the degree to which we achieve the pre-established financial performance metrics set for each year within a three-year performance cycle.

•

Capped Incentive Awards: STI award payouts are capped at 200% of target. PSU payouts for awards made before November 2015 are capped at 150% of target, and PSU payouts for awards made in November 2015 are capped at 200%.

•	Committee Discretion to Reduce STI Awards: The Compensation Committee retains discretion to reduce STI awards in appropriate circumstances.
•

Stock Ownership Guidelines: We expect our CEO to own equity in Cabot with a value of five times base salary and the other members of the Management Executive Committee to own equity in Cabot with a value of three times base salary, in all cases within five years of joining Cabot or becoming a member of the Management Executive Committee.

•	Clawback Policy: We have a recoupment policy that applies to compensation paid under the STI and LTI programs made for fiscal 2013 and thereafter.
•

Modest Perquisites: We provide only modest perquisites to our executive officers that have a sound benefit to the Company’s business, consisting primarily of financial planning services and an executive physical examination.

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Executive Compensation (continued)

•

Mitigate Undue Risk: We mitigate undue risk associated with compensation, including utilizing caps on potential payments, clawback provisions, multiple performance targets and robust Board, Committee and management processes to identify risk. We do not believe any of the Company’s compensation programs encourage excessive or unnecessary risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company, which we validate through our risk assessment of our incentive-based compensation plans each year.

What We Don’t Do

•	Excise Tax Gross-Ups: We do not provide for excise tax gross-up payments.
•

Single Trigger Vesting: Our equity awards provide for accelerated vesting after a change in control only in circumstances where an employee’s employment is also involuntarily terminated within two years of the change in control (a double trigger).

•	Employment Agreements: We do not have employment agreements with our CEO or other named executive officers, with the exception of Mr. Cross, who is a Swiss employee on an international assignment.
•	Dividends or Dividend Equivalents on Unvested PSUs: We do not pay dividends or dividend equivalents on PSUs during the performance period.
•	Reprice Underwater Stock Options: We cannot reprice underwater stock options without shareholder approval.
•

Permit Hedging Transactions or Short Sales by the Management Executive Committee or Directors: Our executives and directors are not permitted to engage in any transaction in which they may profit from short-term speculative swings in the value of our securities.

Consideration of Results of Stockholder Advisory Votes on Executive Compensation

At our 2015 Annual Meeting, we conducted an advisory (non-binding) stockholder vote on executive compensation, as required by the Dodd-Frank Act. Over 97% of the shares voting approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures contained in the 2015 Proxy Statement. In considering the results of this most recent favorable advisory vote on executive compensation, the Compensation Committee took note that the Company’s current executive compensation pro-

gram has been effective in implementing the Company’s stated compensation philosophy and objectives. Nevertheless, the Compensation Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Accordingly, it will continue to monitor executive compensation practices and make changes as necessary to ensure our executive compensation continues to support our corporate goals and objectives and reflects good governance principles.

The Compensation Committee continues to pay close attention to the advice of its compensation advisors and continues to provide access for our stockholders who would like to communicate on executive pay directly with the Compensation Committee or the Board. You may contact our Board of Directors through our website at “Company — About Cabot — Governance — Contact the Board of Directors”.

Compensation Philosophy, Objectives and Process

Continuing to position Cabot for future success requires the talent to support our strategy to grow earnings through leadership in specialty chemicals and performance materials. Our executive compensation program is designed to provide a competitive and internally equitable compensation and benefits package that rewards individual and Company performance, and reflects job complexity and the strategic value of the individual’s position while ensuring long-term retention and motivation. We seek to accomplish these goals in a way that is aligned with the long-term interests of our shareholders.

To achieve these goals, our executive compensation program follows these principles:

•	Offer a total compensation and benefits opportunity that is competitive in our industry;
•

Reward executives based on our business performance by closely aligning a meaningful portion of the compensation paid to our executives with the performance of the Company on both a short- and long-term basis;

•	Set challenging performance goals that support the Company’s short- and long-term financial goals;
•	Motivate individual performance by rewarding the specific performance and achievements of individual executives and their demonstrated leadership; and
•	Align the interests of our executives and our stockholders through equity grants and share retention guidelines.

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Executive Compensation (continued)

The Compensation Committee

As discussed under “The Board of Directors and its Committees — Compensation Committee”, on page 6, the Compensation Committee is responsible for all compensation actions related to members of the Company’s Management Executive Committee, which consists of Mr. Prevost and the officers who report directly to him, including our named executive officers. The Compensation Committee’s complete roles and responsibilities are set forth in its written charter adopted by the Board of Directors, which can be found at www.cabotcorp.com under “Company — About Cabot — Governance — Resources.”

Role of the Compensation Consultant

The Compensation Committee has retained Pearl Meyer as its independent compensation consultant. Pearl Meyer provides the Committee with advice on a broad range of executive compensation matters. The scope of their services includes the following:

•	Apprising the Committee of compensation-related trends and developments in the marketplace;
•	Informing the Committee of regulatory developments relating to executive compensation practices;
•	Assessing the composition of the peer companies used for comparative purposes;
•	Providing the Committee with an assessment of the market competitiveness of the Company’s executive compensation opportunities;
•	Assessing the executive compensation structure to confirm that no design elements encourage excessive risk taking;
•	Assessing the relationship between executive compensation actually paid and corporate performance; and
•

Identifying potential changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests.

During fiscal 2015, Pearl Meyer attended all regularly scheduled meetings of the Compensation Committee.

The Compensation Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee. The Company did not engage Pearl Meyer for any other consulting work in fiscal 2015.

Role of the Chief Executive Officer and Other Officers

Our CEO and our Senior Vice President of Human Resources, working with internal resources as well as Pearl

Meyer, propose to the Compensation Committee the design of our executive compensation programs and recommend modifications to existing, or the adoption of new, plans and programs. In addition, our CEO recommends to the Committee the performance metrics used to determine payouts under our STI and LTI programs, and each named executive officer’s individual performance goals (other than the CEO’s) are jointly developed by the executive and the CEO.

Before the Compensation Committee makes compensation decisions, the CEO provides his assessment of each named executive officer’s performance, other than his own, addressing such factors as the officer’s achievement of individual goals, leadership accomplishments, contribution to Cabot’s performance and the achievement of Company goals, areas of strength and areas for development. He then makes specific award recommendations. In preparing compensation recommendations for the Committee, our CEO and Senior Vice President of Human Resources and other internal resources review compensation and survey data compiled by Pearl Meyer for similarly-situated executives at our peer group of companies that is described below and specific external competitive market data provided by Pearl Meyer also as described below. Mr. Prevost attends Compensation Committee meetings but is not present for, and does not participate in, the discussions concerning his own compensation. All decisions relating to the compensation of our named executive officers are made solely by the Committee and are reported to the full Board of Directors.

Use of Benchmarking Comparison Data

The companies we have included in our peer group consist of companies in the diversified chemicals or specialty chemicals industries with similar products and services and with revenues between one-third and three times the Company’s revenues and a market capitalization between one-third and three times the Company’s market capitalization. The Compensation Committee reviews executive compensation data for executives with comparable positions at these peer group companies to gauge the reasonableness and competitiveness of its executive compensation decisions. The Compensation Committee believes this allows us to successfully attract and retain experienced executive talent who are critical to our long-term success.

The Compensation Committee annually reviews the companies included in our peer group and may add or eliminate companies as it determines to be appropriate.

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Executive Compensation (continued)

For purposes of fiscal 2015 compensation matters our peer group consisted of the following 15 companies:

A. Schulman, Inc.	H.B. Fuller Company
Albemarle Corporation	PolyOne Corporation
Ashland Inc.	Rockwood Holdings, Inc.
Celanese Corporation	RPM International Inc.
Chemtura Corporation	Sigma-Aldrich Corp.
Cytec Industries Inc.	Valspar Corp.
Eastman Chemical Company	W.R. Grace & Co.
FMC Corporation

In preparation for the 2016 executive compensation review season and the decisions that the Compensation Committee made and will make with respect to 2016 compensation, the Compensation Committee reviewed the peer companies listed above and added Westlake Chemical and removed Rockwood Holdings, which was acquired by Albemarle.

The Compensation Committee and management also consider compensation survey data. The survey data used is based on information reported in various Towers Watson and Mercer Human Resources Consulting surveys. For positions where peer group and survey data are available, the peer group and survey data is averaged to provide a market composite perspective for compensation, other than long-term incentive compensation for which only peer group data is used.

Factors Considered in Determining Amounts of Compensation

The Compensation Committee considers the following factors in determining each named executive officer’s total annual and long-term compensation opportunity:

•	the officer’s role, level of responsibility, performance, leadership, and experience;
•	employee retention and internal equity considerations; and
•	external competitiveness.

The Compensation Committee has targeted our named executive officers’ base salaries and target STI opportunities generally at the mid-market of the benchmarking data and target LTI award values generally at the 65th percentile of the benchmarking data. The actual compensation for each named executive officer may be above or below the officer’s target compensation opportunity and above or below the intended market level depending largely on the degree to which Company and individual performance objectives are achieved.

At least annually the Compensation Committee reviews tally sheets that detail all elements of each named executive officer’s compensation and benefits for the current and prior fiscal years, as well as a projection of compensation for the upcoming year. These are provided to the Committee as a means to review the total compensation and benefits package and the impact of compensation decisions. The Compensation Committee made no changes to the current compensation program or any individual named executive officer’s proposed compensation for fiscal 2015 in light of the information set forth in the tally sheets.

Each November, the Compensation Committee (i) deter- mines any adjustments to base salaries, with any adjustment typically effective the following January, (ii) sets corporate performance metrics applicable to the STI and LTI programs for the new fiscal year, (iii) grants LTI awards, and (iv) establishes compensation goals and maximum payment levels under the Short-Term Incentive Compensation Plan (the STI Plan) for the new fiscal year, in each case, for each named executive officer. The annual compensation process also concludes at the Committee’s meeting in November, when the Committee evaluates the Company’s performance against criteria set for the just-concluded fiscal year and also evaluates each executive officer’s performance and, on this basis, determines amounts payable or earned under the STI or LTI program, as applicable.

Developing Company Performance Metrics

The performance metrics we set support our short- and long-term business plans and strategies. In fiscal 2015, we used four different financial metrics to promote well-rounded Company and management performance.

For our STI awards, we continued to use adjusted EBITDA as the principal financial performance metric, as it reflects an important near-term goal of improving our operating profitability. To increase the focus on efficiently managing the day-to-day cash we use to run our operations, we also use a NWC days metric in our STI awards. The NWC metric includes NWC used in our Reinforcement Materials, Performance Chemicals and Specialty Fluids segments as this has been an important short-term objective of the businesses in these segments. It does not include NWC used in our Purification Solutions business as this is not a primary focus for this business at this time.

For our restricted stock unit awards, we continued to use adjusted EPS as the principal financial performance metric

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Executive Compensation (continued)

because it reflects an important longer-term financial goal of improving our after-tax profitability. Because our business is capital intensive, we believe it is also appropriate to include a return metric under our LTI program. Adjusted RONA measures operational effectiveness and aligns with our business strategy and objectives.

In setting our short- and long-term performance targets, we begin with our annual and long-term business plans and consider other factors, including our past variance to targeted performance, economic and industry conditions and industry sector performance. We set challenging, but realizable, goals, including those that are realizable only as a result of exceptional performance, for the Company and our executives in order to drive the achievement of our short- and long-term objectives. We recognize that we may need to change the metrics we use to reflect new priorities and business circumstances. Accordingly, we expect to continue to reassess the performance metrics and goal setting process annually.

What We Pay and Why: Elements of Compensation

We have three elements of total direct compensation: base salary, short-term incentive bonuses, and long-term incentive compensation. As illustrated in the accompanying charts, in fiscal 2015, more than 50% of total direct compensation awarded to our named executive officers was performance-based and not guaranteed. The charts below show the compensation opportunity provided to our NEOs for fiscal 2015, as well as the mix between long- and short-term compensation and at-risk and not at-risk compensation.

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base level of cash compensation. Base salaries for our named executive officers are individually determined by the Compensation Committee after consideration of:

•	the officer’s role, level of responsibility, leadership, and experience;
•	employee retention and internal equity considerations;
•	external competitiveness of the officer’s base salary and overall total compensation; and
•	individual performance.

There have generally been three situations that may warrant an adjustment to base salary: annual increases; promotions or changes in role; and market adjustments. The Committee considers base salary increases for our executive officers, including our named executive officers, annually, based on the factors discussed above. The Committee’s review of these factors is subjective and no fixed value or weight is assigned to any specific factor when making salary decisions.

Base Salary Adjustments for 2015

Each of our named executive officers received a base salary increase in fiscal 2015. The Committee believed the increases were appropriate based on each officer’s

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Executive Compensation (continued)

responsibility, internal equity considerations, and individual performance. The base salary increases for Messrs. Cordeiro, Keohane and Cross primarily reflected the additional job responsibilities each undertook in November 2014 and were effective at that time.

As noted above, the Committee has a strategy of targeting base salaries, over time, at the 50th percentile of the benchmarking data. Base salary increases made during fiscal 2015 for our named executive officers are set forth in the table below. With these increases, Mr. Prevost’s base salary level was at the 45th percentile of the market composite data and the base salary levels of our other named executive officers, on average, were at the 55th percentile of the market composite data.

Name	2014	2015	% Change
Patrick M. Prevost	$1,020,000	$1,060,000	4%
Eduardo E. Cordeiro	$510,000	$550,000	8%
Sean D. Keohane	$400,000	$470,000	18%
Nicholas S. Cross	$393,521	$450,038	14%
Brian A. Berube	$380,000	$405,000	7%

Short-Term Incentive Compensation

We provide annual STI awards to drive the achievement of key business results and to recognize individuals based on their contributions to those results and Cabot’s overall performance. Our STI Plan includes a maximum amount for awards that can be paid to our CEO and our other named executive officers. For fiscal 2015, the Committee determined the amount of the annual incentive awards that would be paid to the named executive officers, which was less than the plan maximum, based on the achievement of pre-established corporate and individual goals, as described below.

Each named executive officer has an annual target incentive opportunity under the STI Plan, which is expressed as a percentage of base salary as follows:

Name	STI Target as a Percent of Base Salary
Patrick M. Prevost	110%
Eduardo E. Cordeiro	70%
Sean D. Keohane	60%
Nicholas S. Cross	60%
Brian A. Berube	60%

The actual short-term cash incentive paid can range from 0% to 200% of the target opportunity, with 70% of an executive officer’s award based on the degree to which pre-established corporate performance goals are achieved and 30% based on his individual performance and achievements.

We used two financial metrics to measure corporate performance for determining payouts under the STI Plan for fiscal 2015, adjusted EBITDA, which had an 80% weighting, and NWC measured in days, which had a 20% weighting. Threshold, target, and maximum goals for adjusted EBITDA and NWC days were established by the Committee at the beginning of the fiscal year. The percent of the corporate bonus opportunity that is payable on the basis of our corporate performance is as follows:

Degree of Performance Achieved	Percent of Corporate Goal Opportunity Payable
Below Threshold	0%
Threshold	50%
Target	100%
Stretch	125%
Maximum	200%

The payout on performance between the nearest reference points is interpolated on a straight-line basis. If the threshold adjusted EBITDA goal is not achieved, none of the target bonus opportunities applicable to either corporate performance objective is payable. Even if the threshold levels of performance are achieved, the Committee nonetheless retains discretion to decrease the amount of the awards based on our level of achievement of other corporate goals in the areas of safety, environmental performance, and customers and innovation.

At the beginning of the fiscal year, the non-Executive Chairman, with input from the other independent directors, develops the personal objectives for our CEO, which are then approved by the Committee. Each of the other executive officers develops with the CEO his personal objectives for the year. In assessing each executive’s individual performance, the Committee considers the officer’s personal achievements, including his achievements against his personal objectives, as well as his individual contributions to the management team, leadership and management of his business, region or function. The Committee does not assign specific numerical weightings or ratings to the individual goals and the performance of each officer is evaluated as a whole. Furthermore, there are no formal threshold levels of achievement applicable to the individual performance component of the STI program. Ultimately, the determination of the payout of the portion of the total bonus paid for individual performance is based on the judgment of the CEO (with respect to his direct reports) and the Committee after reviewing all factors, with the final determination made by the Committee.

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Executive Compensation (continued)

STI Awards for Fiscal 2015

The fiscal 2015 STI payout properly aligned annual executive pay with the Company’s fiscal 2015 financial performance, consistent with the plan’s role in our overall compensation mix. Because the Company’s adjusted EBITDA achievement was below the threshold performance goal established by the Committee, no payments were made under the portion of the STI program that was based on the Company’s corporate performance. The adjusted EBITDA and NWC days targets for the fiscal 2015 STI awards and our actual performance were as follows:

Fiscal 2015 Short-Term Incentive Plan Company Targets and Results

	Threshold Level	Target Level	Maximum Level	Fiscal 2015 Results	Percent Payout
Adjusted EBITDA (80%)	$510 million	$600 million	$700 million	$470 million	0.0%
NWC Days¹ (20%)	105	100	90	103	70.0%
Actual payout					0.0%

1	Consists of NWC days used in our Reinforcement Materials, Performance Chemicals and Specialty Fluids segments. No payments were made on the basis of NWC Days because we did not achieve the threshold level of performance with respect to the adjusted EBITDA metric.

Mr. Prevost and Mr. Cordeiro recommended they not be awarded an STI bonus in recognition of the asset impairment charge the Company recognized in fiscal 2015 associated with certain assets of the Purification Solutions business and the Company’s net earnings per share loss position. The Committee considered these recommendations and decided to not award an STI bonus for 2015 to Mr. Prevost and Mr. Cordeiro.

The STI awards made to the other named executive officers for fiscal 2015 are set forth in the table below. These awards recognized the individual contribution and leadership each officer demonstrated in the year, particularly as the Company navigated in an uncertain market environment with tough economic and financial headwinds and continued intensive competitive activity. While Messrs. Prevost and Cordeiro did not receive STI bonuses, they each continued to perform at the highest of levels and demonstrated strong leadership to the Company. Their particular contributions are highlighted below as well.

Name	Fiscal 2015 Target STI Opportunity	Fiscal 2015 STI Award	Percent of Target Award Paid (0%-200%)
Patrick M. Prevost	$1,166,000	$0	0%
Eduardo E. Cordeiro	$385,000	$0	0%
Sean D. Keohane	$282,000	$85,000	30%
Nicholas S. Cross	$270,023	$85,821	32%
Brian A. Berube	$243,000	$75,000	31%

Patrick M. Prevost, President and Chief Executive Officer:

Mr. Prevost led the Company in an uncertain market environment with tough economic and financial headwinds and continued competitive intensity. With his leadership and direction, we

•

reported strong cash flows from operations, maintained our strong balance sheet, and returned cash to our shareholders through dividends totaling $56 million and share repurchases totaling $96 million;

•

delivered a second straight year of record EBIT performance in Performance Chemicals from higher margins and lower fixed costs from cost management efforts, and improved operating results in the Purification Solutions business;

•	implemented a series of cost initiatives that resulted in approximately $54 million of cost savings in fiscal 2015;
•	maintained the Company’s strong focus on customer-focused innovation and in the year we were recognized by the Michelin Group in this area and received the Michelin Suppliers Award for Innovation;
•	developed a restructuring plan to improve results in 2016, which we have begun to implement;
•	maintained our leadership position among global chemical manufacturing companies in the area of safety, health and the environment; and
•

made considerable progress toward our goals of reducing our energy use and greenhouse gas emission intensity, and developed new sustainability goals to reduce air emission intensity of nitrogen oxides (NOx) and sulfur dioxide (SOx) and decrease our waste disposal volumes.

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Executive Compensation (continued)

In addition, Mr. Prevost continued to build a strong management team through the execution of a number of segment leadership management changes.

Eduardo E. Cordeiro, EVP and Chief Financial Officer, and President, Americas and EMEA regions:

•

With Mr. Cordeiro’s disciplined financial focus and leadership, we experienced strong operating cash flows and maintained a strong balance sheet, established a cross-border cash pool to better facilitate deployment of cash across entities, and renewed our revolving credit facility with a higher borrowing limit.

•	Mr. Cordeiro successfully developed a number of cost savings initiatives to reduce our overall costs.
•

Under Mr. Cordeiro’s leadership, we continued to improve our finance and IT systems, including the implementation of the new COSO internal control framework and the completion of a three-year business intelligence project.

•

Under Mr. Cordeiro’s direction, we successfully transitioned all of the business services center activities and operations previously conducted in our former office in Leuven, Belgium to a new center in Riga, Latvia and stabilized the processes, systems and IT operations.

•

Mr. Cordeiro assumed management responsibility for the Americas region in November 2014 and for the EMEA region in May 2015, and in these roles, is responsible for, among other things, building and managing the regional teams, regional governance and compliance matters, and driving corporate initiatives.

•	Mr. Cordeiro continued to strengthen the finance organization.

Sean D. Keohane, EVP and President, Reinforcement Materials segment:

•

Mr. Keohane assumed management responsibility for this segment during the fiscal year. He led the business during a time when it faced numerous external headwinds, including lower oil prices, negative feedstock effects, slowing demand in Asia and South America and less favorable foreign currency exchange rates. He focused the team on customer relationships following a challenging contract environment during calendar 2014, implemented cost savings initiatives during the year, and developed the restructuring plan being implemented for the segment.

•

Under Mr. Keohane’s direction, the leadership of Reinforcement Materials was reorganized and strengthened to bring greater focus, accountability and teamwork to the business strategy and its key drivers.

•	Mr. Keohane led the Company’s corporate engineering function with a sharp focus on overall capital discipline and continuous improvement efforts to enhance the Company’s capital efficiency.
•

Mr. Keohane continued to play the lead role in the implementation of the Company’s commercial excellence initiatives. These initiatives, which are critical to our long-term competitiveness, are geared to improving our understanding of markets and customers and lead to more effective product development and overall operating results.

Nicholas S. Cross, EVP and President, Performance Chemicals and Specialty Fluids segments:

•

Mr. Cross assumed leadership of the Performance Chemicals segment during the fiscal year. Under his direction, this segment delivered the second straight year of record EBIT performance from higher margins and lower fixed costs from cost management efforts.

•	Under Mr. Cross’s direction, we completed a demanding mining project at our cesium mine in Manitoba, ensuring sufficient raw material for the Specialty Fluids business for the foreseeable future.
•

Under Mr. Cross’s leadership, the Performance Chemicals Segment commercialized a number of new, differentiated products for specialty applications such as energy materials, toners and conductive compounds that enhance the performance of our customers’ products.

•

Under Mr. Cross’s direction, the Performance Chemicals Segment continued to drive improved cost performance by rigorous management of manufacturing and support costs and by driving efficiencies in process technology and operations.

•

Prior to leaving Europe, Mr. Cross completed the project to establish a new shared service center, based in Riga, Latvia, and managed the transition of services from, and closure of, the former center in Leuven, Belgium.

Brian A. Berube, Senior Vice President and General Counsel:

•

Mr. Berube is a trusted advisor to the Board and members of the Management Executive Committee. He continued to provide strong support to our Board on corporate governance matters, and sound legal advice to the Company.

•	Under Mr. Berube’s leadership, the Law Department provided strong legal support to our businesses, particularly in the negotiation of important commercial arrangements.
•	Mr. Berube further strengthened the legal function, with a strong focus on talent development and cost management.

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Executive Compensation (continued)

•	Mr. Berube provided strong leadership within the Company’s Office of Compliance and to the Company on ethics and compliance matters.

Long-Term Incentive Compensation

We provide our named executive officers with long-term incentive awards to promote retention, to incentivize sustainable growth and long-term value creation, and to further align the interests of our executives with those of our shareholders by tying the executives’ realized compensation to stock price changes during the performance and vesting periods. The award value for equity awards granted to each named executive officer for a given year is based on an assessment of the individual’s position, role and responsibilities within the Company, the overall competitiveness of his total direct compensation, and internal equity considerations. The Committee also considers peer data, as described above, for a general understanding of competitive equity compensation practices as well as the impact of the grants on equity incentive plan share usage, share dilution, the Company’s compensation expense and employee retention concerns.

When making LTI awards, the Compensation Committee first determines the total grant date value of the award, and then delivers that value in three components: performance-based restricted stock units representing 35%, stock options representing 35%, and time-based restricted stock units representing 30%, of the grant date value of the award.

Performance-based restricted stock units reward performance and the execution of our goal to deliver year-over-year and long-term growth in earnings and to increase the operating profit we generate relative to the capital we invest in our businesses. Stock options are performance-based because no value is created unless the value of our common stock appreciates after grant and they encourage employee retention through the use of a time-based vesting schedule. Time-based restricted stock units encourage employee retention by providing some level of value to executives who remain employed for three years. Restricted stock units also support an ownership culture and thereby encourage our executives to take actions that are best for Cabot’s long-term success. Importantly, although each of these equity awards provides a competitive economic value on the date of grant, their ultimate value to an executive will depend upon the degree to which we achieve objectively measurable performance metrics and the market value of our common stock after the end of the relevant vesting period. That value will be largely dependent upon our performance, our stock price appreciation and market dynamics. The principal terms of these awards are described below.

Performance-based restricted stock units

Each grant of performance-based restricted stock units is allocated evenly into three tranches, each tranche having a one-year performance period and the entire award having a three-year vesting period. When the awards vest at the end of the applicable three-year period, the number of shares of stock issuable, if any, will depend on the degree of achievement of corporate performance metrics for each year within the three-year performance period. Based on the degree to which we achieve the performance metrics, an executive may earn between 0% and 150% (or 200% for awards made in November 2015) of the number of stock units allocated to each annual portion of his award. Threshold, target, and maximum goals were established for these metrics at the time of grant for each year in the three-year performance cycle, and will be used to calculate the number of shares that will be issuable for a particular year when the award vests in accordance with the following payout curve.

Degree of Performance Achieved	Percent of Shares Issuable With Respect to Each Metric (for awards issued before November 2015)
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	150%

The payout on performance between the nearest reference points is interpolated on a straight-line basis. In valuing performance-based restricted stock units for purposes of determining the amount to be granted in any given year, the Committee assumes that the Company will achieve target performance against the financial goals.

The two financial metrics used to measure corporate performance are adjusted EPS, with an 80% weighting, and adjusted RONA, with a 20% weighting.

Dividend equivalents are not paid on performance-based restricted stock units.

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Executive Compensation (continued)

Stock options

Stock options are granted with an exercise price equal to 100% of the closing price of Cabot’s common stock on the date of grant. They vest over a three-year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant) and have a ten-year term.

Time-based restricted stock units

Time-based restricted stock units vest in their entirety at the end of three years. During the restricted period, participants receive dividend equivalents, in cash, on each restricted stock unit when and if dividends are declared and paid on the Company’s outstanding shares of common stock. The objective of providing such dividend equivalent payments is to help focus our executives on, and to reward them for, managing the business so as to produce cash that is capable of being distributed to shareholders in the form of a dividend. Dividend equivalents also mirror the income generation associated with stock ownership. When the stock units vest, they are converted to shares of Cabot common stock.

LTI Awards for Fiscal 2015

The aggregate grant date values of the LTI awards granted for fiscal 2015 are set forth in the table below.

Name	Fiscal 2015 LTI Award Value
Patrick M. Prevost	$3,800,000
Eduardo E. Cordeiro	$1,000,000
Sean D. Keohane	$800,000
Nicholas S. Cross	$800,000
Brian A. Berube	$700,000

The number of time-based restricted stock units, stock options, and performance-based restricted stock units issued to reflect the foregoing award values are included in the compensation tables that follow this discussion. The values of the performance-based restricted stock units reflected in the table above assume performance is achieved at the target level.

Performance-Based Restricted Stock Units Earned on Outstanding Awards on the Basis of Fiscal 2015 Performance

The number of shares earned under our performance-based restricted stock units on the basis of our fiscal 2015 performance properly aligned executive pay with that performance, consistent with the role of these awards in our overall compensation mix, with the percent of performance-based restricted stock units earned on outstanding awards ranging from 0% to 62.4% of the target award.

At the time of grant of the respective performance-based restricted stock units, the threshold level for each performance measure was set based on a level of performance that was believed to be achievable. The target level for each performance measure was set based on a level of performance that was believed to be aggressive, but obtainable. The maximum level for each performance measure was set based on a level of performance that was believed to be realizable, but only as a result of exceptional performance.

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Executive Compensation (continued)

The following tables show the financial goals and their relative weighting that the Committee set for the fiscal 2015 performance period of the fiscal 2013, 2014 and 2015 awards, our degree of attainment of these goals and the percent of the awards earned. As the performance targets for the fiscal 2015 performance period of these awards were established at different times, they each reflect the long-term goals in place when the awards were granted.

Company Targets and Results for Performance Year 3 of the PSUs granted in Fiscal 2013 (Performance Period 2013-2015) that Vested in November 2015

	Threshold Level	Target Level	Maximum Level	Fiscal 2015 Results	Percent Earned
Adjusted EPS (80%)	$4.40	$5.50	$6.60	$2.71	0.0%
Adjusted RONA (20%)	11.0%	14.0%	17.0%	8.5%	0.0%
Composite					0.0%

Company Targets and Results for Performance Year 2 of the PSUs granted in Fiscal 2014 (Performance Period 2014-2016) that Vest in November 2016

	Threshold Level	Target Level	Maximum Level	Fiscal 2015 Results	Percent Earned
Adjusted EPS (80%)	$3.00	$4.00	$5.50	$2.71	0.0%
Adjusted RONA (20%)	8.5%	10.75%	14.0%	8.5%	50.0%
Composite					10.0%

Company Targets and Results for Performance Year 1 of the PSUs granted in Fiscal 2015 (Performance Period 2015-2017) that Vest in November 2017

	Threshold Level	Target Level	Maximum Level	Fiscal 2015 Results	Percent Earned
Adjusted EPS (80%)	$2.50	$3.50	$4.00	$2.71	60.5%
Adjusted RONA (20%)	7.5%	10.0%	11.5%	8.5%	70.0%
Composite					62.4%

Risk Assessment

We monitor the risks associated with our executive compensation programs and policies on an on-going basis. In May 2015, management presented the Committee with the results of a study it conducted of our compensation programs to assess the potential risks arising from our compensation policies and practices. We believe the following policies and practices reflect sound risk management practices and mitigate excessive risk-taking that could harm our value or reward poor judgment by our executives:

•	Use of various performance periods (1 and 3 years) and multiple levels of tiered performance (threshold, target and maximum) in both our STI and LTI plans;
•	Use of maximum payout caps in both the STI and LTI plans;
•	Use of different financial performance metrics across the STI and LTI plans;
•	Ability of the Committee to use discretion to reduce STI awards;
•	Annual Committee review and approval of the STI and LTI plan design, goals and earned payouts;
•	Mix of equity instruments and multi-year vesting used in the LTI plan;
•	Availability of a company recoupment policy; and
•	Use of our share ownership guidelines.

Based on these mitigating factors, the Committee agreed with the study’s findings that our compensation programs and policies do not encourage inappropriate or unacceptable risk to the Company, and that these risks are within our ability to effectively monitor and manage and not reasonably likely to have a material adverse effect on the Company.

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Executive Compensation (continued)

Share Ownership Guidelines

To further align the interests of our executives and our stockholders, in November 2008 we adopted share ownership guidelines for members of our Management Executive Committee. Under our guidelines, we expect our CEO to own equity in the Company in an amount equal to five times base salary, and each other officer who reports directly to the CEO to own equity in an amount equal to three times base salary. Each executive has five years from the date he or she becomes subject to the share ownership guidelines to meet his or her target. The Committee reviews compliance with these guidelines annually. At the time of this filing, all of the members of the Management Executive Committee who have been subject to these guidelines for five years or longer were satisfying their share ownership guidelines.

Recoupment of Compensation

The Company adopted a recoupment (clawback) policy in 2012. The policy applies to performance-based compensation, such as our STI and LTI compensation, paid to participants in our LTI program (which includes our named executive officers), and covers awards made for fiscal 2013 and thereafter. Under the policy, if the Company is required to restate its financial statements due to material non-compliance with financial reporting requirements under the securities laws, and the amount of performance-based compensation awarded or paid would have been lower had the achievement of applicable financial performance been calculated based on the restated financial results, the amount of the excess compensation awarded or paid during the three-year period preceding the date on which the Company is required to prepare the restatement is subject to recoupment, in the discretion of the Compensation Committee. In addition, if a participant knowingly engages in misconduct that is a material factor in the Company’s obligation to restate its financial statements, the Company will have the right to seek recoupment of the proceeds from the sale of shares issued upon the exercise of stock options or upon the vesting of restricted stock units occurring during the twelve-month period following the filing with the SEC of the financial statements required to be restated, in an amount deemed appropriate by the Compensation Committee under the circumstances.

Other Information

Retirement and Other Benefit Programs

Our named executive officers participate in the full range of benefits and, other than Mr. Cross, are covered by the same retirement plans and on the same terms as generally provided to full-time U.S. salaried employees. In addition, our named executive officers, other than Mr. Cross, and certain other eligible employees are eligible to participate in and/or receive benefits under our Deferred Compensation Plan and our Death Benefit Protection Plan.

All of our named executive officers and certain other eligible employees participate in our Senior Management Severance Protection Plan. These plans are described in the footnotes and text that accompany the compensation tables that follow this Compensation Discussion and Analysis.

Mr. Cross participates in the same pension plan that is provided to full-time Cabot employees in Switzerland and in the insurance and other benefit programs provided to other employees under our international assignment program. These benefits or their costs to Cabot are described in the footnotes and text that accompany the compensation tables that follow this Compensation Discussion and Analysis.

Health and Welfare Plans

The health and welfare plans offered to our named executive officers are the same as those offered to all other employees working in the same country. While on international assignment, Mr. Cross is also covered by the health and welfare plans and life and disability benefits offered to our employees on an international assignment.

Perquisites

We provide our named executive officers a modest level of perquisites, consisting principally of financial planning services and an executive physical examination. We provide these benefits to help our executives maintain their health and manage their finances, in both cases so that they are able to focus their attention on Cabot’s business. Mr. Cross receives certain benefits as a result of his international assignment consistent with Cabot’s International Assignment Policy, as described below.

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Executive Compensation (continued)

Employment Arrangements

Our named executive officers, other than Mr. Cross, each serve without an employment agreement and their compensation is set by the Compensation Committee as described above.

Mr. Cross entered into a standard form of employment agreement with Cabot Switzerland when his employment with the Company was transferred to that entity. That agreement was amended in May 2015 to set forth the compensation and relocation benefits related to his international assignment. Consistent with Cabot’s International Assignment Policy, while he is on an international assignment, Cabot will provide Mr. Cross with, or pay the cost of: furnished housing, including utilities; cost of living adjustments (positive or negative); a taxable relocation allowance equal to one month of Mr. Cross’s base salary; a taxable one-time payment of $28,000 in lieu of sea freight shipping costs; a taxable annual car allowance of $15,000; one home leave per year; and a payment in the amount of $25,000 annually which is intended to be used for the cost of travel necessitated by the assignment. Mr. Cross will be covered by the tax equalization provisions of Cabot’s International Assignment Policy under which Mr. Cross’s tax obligation will be equal to the taxes he would have paid had he remained resident in Switzerland and the Company will pay all other United States and Swiss taxes associated with the income Mr. Cross earns while resident in the United States. In addition, under the terms of the amendment to Mr. Cross’s employment agreement (entered into in connection with his international assignment), if (i) Mr. Cross sells his home in Switzerland while he is on assignment or, (ii) in the event his employment is terminated by Cabot without cause during the assignment, Mr. Cross sells his home in Switzerland during the six-month notice of termination of employment period provided in his employment agreement, the Company will reimburse Mr. Cross for the appropriate transaction fees he is required to pay in connection with the sale, and for any loss on sale in the event the gross sales price is less than the amount Mr. Cross paid to purchase the land and build his house, provided any such loss on sale payment shall not exceed $100,000. In the event Mr. Cross’s employment with Cabot is involuntarily terminated by Cabot without cause, the Company will assist Mr. Cross in repatriating to Switzerland in accordance with the provisions of the International Assignment Policy, as early as possible in the six-month notice of termination period described in Mr. Cross’s employment agreement.

Practices Regarding the Grant of Equity Awards

Annual equity grants are made at the Compensation Committee’s regularly scheduled meeting in November to align the timing of grants with our fiscal year, most importantly for the performance-based restricted stock units, which are earned based on a fiscal year performance period. The November meeting usually occurs two weeks following our release of earnings for our fourth fiscal quarter. The Compensation Committee determines the exercise price of options, which is the closing price of Cabot stock on the NYSE on the date the options are granted. From time to time, equity awards outside of the annual grant program are made for recruiting or retention purposes. These awards are effective on the later of the approval of the grant or the date the employee’s employment commences. We do not have a program, plan, or practice to time “off-cycle” awards in coordination with the release of material non-public information.

Hedging Policy

The Company has a policy that prohibits executives and directors from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and “put” and “call” options. In addition, this policy is designed to ensure compliance with all insider trading rules.

Tax and Accounting Information

We consider the tax and accounting rules associated with various forms of compensation when designing our compensation programs. However, to maintain flexibility to compensate our executive officers in a manner designed to promote short- and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company.

Section 162(m) of the Internal Revenue Code limits to $1 million the amount a company may deduct for compensation paid to its Chief Executive Officer and any of its other three named executive officers (excluding the Chief Financial Officer). This limitation does not, however, apply to compensation meeting the definition of “qualifying performance-based compensation.” The Compensation

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Executive Compensation (continued)

Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Compensation Committee may pay or provide, and has paid or provided, compensation in excess of $1 million that is not exempt from the deduction limitations under Section 162(m). For fiscal 2015, our stock options and STI payments to those officers covered by Section 162(m) were intended to be tax-deductible compensation under Section 162(m). Our performance-based restricted stock units, as currently structured, are not considered performance-based for purposes of Section 162(m) of the Internal Revenue Code. Therefore, the value of those equity awards at the time they vest or are settled, in combination with the amount of salary and certain other elements of compensation, in excess of $1,000,000 paid to our Chief Executive Officer and the three highest paid executive officers, other than the Chief Executive Officer and the Chief Financial Officer, is not tax deductible by us.

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Executive Compensation (continued)

Summary Compensation Table

The following table and footnotes describe the compensation for Patrick M. Prevost, our Chief Executive Officer; Eduardo E. Cordeiro, our Chief Financial Officer; and the other three most highly compensated executive officers who were serving as executive officers as of September 30, 2015, the last day of our most recently completed fiscal year (collectively, the “named executive officers”). A description of each component of our executive compensation package is described under the heading “Compensation Discussion and Analysis,” which begins on page 23.

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Patrick M. Prevost	2015	1,050,000	2,394,268	1,329,571	—	46,107	130,771	4,950,717
President and CEO	2014	1,012,500	2,403,204	1,330,433	1,224,000	79,951	259,317	6,309,405
	2013	990,000	2,379,793	1,330,420	746,000	106,479	229,106	5,781,798
Eduardo E. Cordeiro	2015	544,800	630,024	349,883	—	14,574	72,240	1,611,521
Executive Vice	2014	502,500	632,353	350,111	388,000	47,143	108,736	2,028,843
President and CFO, and President, Americas and EMEA Regions	2013	476,250	626,245	350,101	218,000	8,134	105,828	1,784,558
Sean D. Keohane	2015	460,900	503,974	279,909	85,000	4,334	68,846	1,402,963
Executive Vice President and President, Reinforcement Materials Segment	2014 2013	395,000 377,500	474,265 469,642	262,579 262,580	295,000 158,000	26,013 —	89,386 92,230	1,542,243 1,359,952
Nicholas S. Cross(1)	2015	442,691	503,974	279,909	85,821	131,400	347,699	1,791,494
Executive Vice President and President, Performance Chemicals and Specialty Fluids Segments
Brian A. Berube	2015	398,750	441,017	244,924	75,000	10,051	61,693	1,231,435
Senior Vice President	2014	377,500	442,620	245,076	246,000	36,997	80,522	1,428,715
and General Counsel	2013	367,500	438,361	245,067	144,000	4,680	85,812	1,285,120

1.	Mr. Cross is on an international assignment from Switzerland to the U.S. His cash compensation is generally paid in Swiss Francs. All amounts that are paid and recorded in Swiss Francs, other than pension amounts, are translated to U.S. Dollars using the average daily exchange rate of U.S.$1.0466 per Swiss Franc during the 12-month period ending September 30, 2015. Mr. Cross’s pension values are recorded in Swiss Francs and translated to U.S. Dollars using the exchange rate of U.S.$1.029018 per Swiss Franc as of September 30, 2015. Equity compensation is awarded in U.S. Dollars.
2.	We review base salaries annually in November and any changes are generally effective on January 1 of the following calendar year. Messrs. Cordeiro, Keohane, and Cross were assigned new or expanded positions effective November 18, 2014 and the salary increases they received in connection with these additional responsibilities were effective on that date rather than the following January. The amounts reported in this column reflect salary earned during the fiscal year and, accordingly, reflect salaries effective for more than one calendar year.
3.	The amounts reported in this column reflect the aggregate grant date fair value for time-based and performance-based restricted stock units computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value per unit is equal to the closing price of Cabot common stock on the date of grant, less a discount in the case of performance-based restricted stock units as we do not pay dividend equivalents on these awards. The discount is calculated by taking the expected dividend payments during the vesting period and discounting back to the grant date using the established risk free interest rate. We pay dividend equivalents on time-based restricted stock units if, and when, we pay dividends on our common stock. The grant date fair value of awards subject to performance conditions assumes that the target level of performance is achieved. For fiscal 2015, these amounts are as follows: Mr. Prevost: $1,254,289; Mr. Cordeiro: $330,046; Mr. Keohane: $264,020; Mr. Cross: $264,020; and Mr. Berube: $231,028. If the maximum level of performance were to be achieved for these awards, the grant date fair value of awards subject to performance conditions for fiscal 2015 would be as follows: Mr. Prevost: $1,881,433; Mr. Cordeiro: $495,091; Mr. Keohane: $396,029; Mr. Cross: $396,029; and Mr. Berube: $346,542.

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Executive Compensation (continued)

4.	The amounts reported in this column reflect the grant date fair value for stock option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on the Black-Scholes option-pricing model. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note O to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2015.
5.	The amounts reported in this column consist of:
a.	The aggregate change in the actuarial present value of each U.S. named executive officer’s accumulated pension benefits under the Cash Balance Plan and Supplemental Cash Balance Plan measured from October 1, 2014 to September 30, 2015 as follows: for Mr. Prevost: $66,411 in 2013, $34,179 in 2014, and $9,609 in 2015; for Mr. Cordeiro: $(23,722) in 2013, $39,712 in 2014, and $8,953 in 2015; for Mr. Keohane: $(9,586) in 2013, $26,013 in 2014, and $4,334 in 2015; and for Mr. Berube: $(20,885) in 2013, $32,009 in 2014, and $5,144 in 2015. These figures are presented in accordance with SEC rules which require the use of the same assumptions as required by FASB ASC Topic 715. When such amounts are negative, they are not reflected in the sum reported in the column. These pension plans are frozen and, therefore, the change in the Present Value of Accrued Benefits (PVAB) is due to (i) one less year to accumulate benefits to normal retirement, resulting in a shorter discounting period and an increase to the PVAB; and (ii) changes in the discount rate assumptions for these plans, the net effect of which also increased the PVAB. Details on the pension plans and the actuarial assumptions can be found below under the heading “Pension Benefits”.
b.	The aggregate change in the actuarial present value of Mr. Cross’s accumulated pension benefits under the Swiss Pension Plan measured from October 1, 2014 to September 30, 2015 attributable only to employer contributions of $131,400. This figure is presented in accordance with SEC rules which require the use of the same assumptions as required by FASB ASC Topic 715. Approximately 68% of the increase in PVAB is due to (i) one less year to accumulate benefits to normal retirement resulting in a shorter discounting period; (ii) a change in discount rate from 1.75% to 1.0; and (iii) an increase in Mr. Cross’s base salary. 32% of the increase in PVAB is attributable to the Company contribution made for the year. Details on the pension plan and the actuarial assumptions can be found below under the heading “Pension Benefits”.
c.	Above-market interest (the portion exceeding 120% of the applicable long-term rate) credited to deferrals under Cabot’s deferred compensation plan as follows: Mr. Prevost: $40,068 in 2013, $45,772 in 2014, and $36,498 in 2015; Mr. Cordeiro: $8,134 in 2013, $7,431 in 2014, and $5,621 in 2015; and Mr. Berube: $4,680 in 2013, $4,988 in 2014, and $4,907 in 2015.

6.	The table below identifies the amounts shown for fiscal 2015 in the “All Other Compensation” column. All of the amounts reflect the actual cost to Cabot of providing the payment or benefit described below.

	Company Contributions to 401(k) Plan ($)(a)	Company Contributions to Supplemental 401(k) Plan ($)(a)	Financial Planning and Tax Assistance ($)(b)	Company car/ Representation Allowance ($)(c)	International Assignment Benefits ($)(d)	Relocation Assistance ($)(e)	Other ($)(f)	Total ($)
P.M. Prevost	26,500	78,377	19,533	—	—	—	6,361	130,771
E.E. Cordeiro	26,500	27,869	13,506	—	—	—	4,365	72,240
S.D. Keohane	26,500	27,896	13,310	—	—	—	1,140	68,846
N.S. Cross	—	—	3,476	30,132	119,569	193,429	1,093	347,699
B.A. Berube	26,500	20,798	13,390	—	—	—	1,005	61,693

a.	The 401(k) Plan and Supplemental 401(k) Plan are described under the heading “Nonqualified Deferred Compensation” beginning on page 48.
b.	Amounts paid for services provided to Mr. Cross were paid in British Pound Sterling and translated to U.S. Dollars using the average daily exchange rate of U.S.$1.5448 per British Pound Sterling during the 12-month period ending September 30, 2015.
c.	Consists of the cost to Cabot of providing a leased car, $18,684, fuel, $982, and a representation allowance, $10,466, paid to Mr. Cross while he was resident in Switzerland in accordance with the terms of his employment agreement. The representation allowance is a tax-free amount paid to managers in Switzerland to cover business-related expenses that are usually not reimbursed by Cabot.
d.	Mr. Cross earned $119,569 pursuant to our international assignment policy. This includes a net amount of $40,717 for expenses and cost of living adjustments related to his international assignment to the U.S., consisting of $18,000 for rent and utilities for housing in Massachusetts, $25,000 for home leaves for the year, $6,589 for property management in Switzerland, and a negative cost of living adjustment equal to ($8,872) representing the difference between the cost of living in Switzerland and the U.S., which included a $2,500 U.S. car allowance for the period. Mr. Cross will receive approximately $69,702 in tax assistance with respect to fiscal 2015 which accounts for the higher actual taxes due in Switzerland and the U.S. compared to the amount that he would have paid in taxes in Switzerland if he were not on an international assignment. Mr. Cross also received tax preparation services amounting to $9,150. Certain of these amounts were paid in U.S. Dollars.

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Executive Compensation (continued)

e.	Mr. Cross received $193,429 in relocation benefits pursuant to our employee relocation and international assignment policies in connection with his move from Switzerland to Massachusetts. This amount includes: $37,503 as a relocation allowance; $38,138 for moving household goods; $28,000 in lieu of sea freight shipment costs; $74,669 for a housing security deposit, finder’s fee and temporary accommodations including car rental; and $7,236 for miscellaneous relocation expenses. In addition, Mr. Cross will receive a tax gross-up of approximately $7,883 as part of his relocation benefits. Certain of these amounts were paid in U.S. Dollars.
f.	Consists of the amount paid by Cabot for an annual physical exam for Messrs. Prevost, $1,950, and Cordeiro, $3,000; the immigration-related costs for Mr. Prevost’s spouse, $1,891, and for Mr. Cross’s spouse, $751; and for each U.S.-based named executive officer the cost to Cabot of providing a death benefit under our Death Benefit Protection Plan equal to three times their base salary at the time of their death, up to a maximum benefit of $3,000,000. For Mr. Cross, includes the cost to Cabot of providing a death benefit of $300,000 under our life insurance program for employees who are on an international assignment. These premiums are paid to the life insurance carriers.

The table does not include any amounts for the use of tickets for sporting and cultural events by the named executive officers because no incremental costs were incurred by Cabot. Cabot purchases season tickets to sporting and cultural events for business outings with customers and vendors. If the tickets are not being used for business purposes, the named executive officers and other employees may have opportunities to use these tickets.

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Executive Compensation (continued)

Grant of Plan-Based Awards Table

The following table reports plan-based awards granted to the named executive officers during fiscal 2015. The material terms of our short- and long-term incentive compensation awards are described in “Compensation Discussion and Analysis — Short-Term Incentive Compensation” beginning on page 30 and “Compensation Discussion and Analysis — Long-Term Incentive Compensation” beginning on page 33.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
P.M. Prevost
Time-Based Restricted Stock Unit (“RSU”)	11/14/14	—	—	—	—	—	—	24,766	—	—	1,139,979
Performance-Based RSU	11/14/14	—	—	—	14,447	28,894	43,341	—	—	—	1,254,289
Options	11/14/14	—	—	—	—	—	—	—	84,821	46.03	1,329,571
Short-Term Incentive Compensation (“STI”)	—	408,100	1,166,000	2,332,000	—	—	—	—	—	—	—
E.E. Cordeiro
Time-Based RSU	11/14/14	—	—	—	—	—	—	6,517	—	—	299,978
Performance-Based RSU	11/14/14	—	—	—	3,802	7,603	11,405	—	—	—	330,046
Options	11/14/14	—	—	—	—	—	—	—	22,321	46.03	349,883
STI	—	134,750	385,000	770,000	—	—	—	—	—	—	—
S.D. Keohane
Time-Based RSU	11/14/14	—	—	—	—	—	—	5,213	—	—	239,954
Performance-Based RSU	11/14/14	—	—	—	3,041	6,082	9,123	—	—	—	264,020
Options	11/14/14	—	—	—	—	—	—	—	17,857	46.03	279,909
STI	—	98,700	282,000	564,000	—	—	—	—	—	—	—
N.S. Cross
Time-Based RSU	11/14/14				—	—	—	5,213	—	—	239,954
Performance-Based RSU	11/14/14				3,041	6,082	9,123	—	—	—	264,020
Options	11/14/14				—	—	—	—	17,857	46.03	279,909
STI	—	94,508	270,023	540,046	—	—	—	—	—	—	—
B.A. Berube
Time-Based RSU	11/14/14				—	—	—	4,562	—	—	209,989
Performance-Based RSU	11/14/14				2,661	5,322	7,983	—	—	—	231,028
Options	11/14/14				—	—	—	—	15,625	46.03	244,924
STI	—	85,050	243,000	486,000	—	—	—	—	—	—	—

1.	The amounts in these columns represent award opportunities under our Short-Term Incentive Compensation Plan and assume that adjusted EBITDA and adjusted NWC days, the financial metrics for corporate performance for fiscal 2015 as described in the Compensation Discussion and Analysis section of this proxy statement, are achieved at the threshold, target and maximum level, as applicable. The amounts included in the “Threshold” column reflect 50% of the target bonus opportunity payable for corporate performance, which is weighted 70% in the overall short-term incentive compensation program, and do not reflect any payout for individual performance because there is no formal threshold payout level for individual performance. The amounts included in the “Target” column reflect 100% of the total target bonus opportunity payable for both corporate and individual performance. The amounts included in the “Maximum” column reflect 200% of the total target bonus opportunity payable for both corporate and individual performance. Actual short-term incentive payments made for fiscal 2015 are included in the Summary Compensation Table on page 39 in the column “Non-Equity Incentive Plan Compensation.”
2.

The amounts in these columns represent performance-based restricted stock unit awards. The performance-based restricted stock unit awards vest three years after the date of grant, and the number of shares issuable, if any, when the award vests will depend on the degree of achievement of corporate performance metrics for each year within the three-year performance period. For fiscal 2015 awards, the two financial metrics used to measure corporate performance were adjusted EPS and adjusted RONA. The amount included in the “Target” column reflects the total number of shares

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Executive Compensation (continued)

that would be issued at the end of the three-year performance period if the Company achieves target financial performance against the adjusted EPS and adjusted RONA goals each year. The amount in the “Threshold” column reflects 50% of the target award and the total number of shares that would be issued at the end of the three-year performance period if the Company achieves threshold financial performance each year, and the amount in the “Maximum” column reflects 150% of the target award and the total number of shares that would be issued at the end of the three-year performance period if the Company achieves maximum financial performance each year.
3.	All stock options were granted with an exercise price equal to the closing price of our common stock on the date of grant.
4.	Reflects the fair value of time-based and performance-based restricted stock units and option awards on the grant date, calculated in accordance with FASB ASC Topic 718. The grant date fair value per unit of time-based and performance-based restricted stock units is equal to the closing price of Cabot common stock on the date of grant ($46.03), less a discount in the case of performance-based restricted stock units as we do not pay dividend equivalents on these awards. The discount is calculated by taking the expected dividend payments during the vesting period and discounting back to the grant date using the established risk free interest rate. We pay dividend equivalents on time-based restricted stock units if, and when, we pay dividends on our common stock. The grant date fair value for performance-based restricted stock units was calculated assuming that the target level of performance was achieved. The grant date fair value of these awards assuming the maximum level of performance is achieved is set forth in footnote 3 to the Summary Compensation Table. Option awards are valued using the Black-Scholes option pricing model. The assumptions used to calculate the value of these awards are set forth in Note O to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2015.

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Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows information regarding outstanding equity awards held by our named executive officers as of September 30, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
P. M. Prevost	120,000	—	16.90	5/6/2019	32,340		1,020,650	—		—
	151,000	—	23.15	11/12/2019	23,939		755,515	—		—
	92,562	—	34.64	11/11/2020	24,766		781,615	—		—
	111,302	—	32.95	11/10/2021	1,301	(2)	41,060	—		—
	64,045	42,696	35.25	11/8/2022	9,944	(3)	313,833	5,586	(6)	176,294
	21,732	50,708	47.62	11/7/2023	6,010	(4)	189,676	19,263	(7)	607,940
	—	84,821	46.03	11/13/2024
E. E. Cordeiro	27,073	—	32.95	11/10/2021	8,510		268,576	—		—
	16,853	11,236	35.25	11/8/2022	6,299		198,796	—		—
	5,719	13,344	47.62	11/7/2023	6,517		205,677	—		—
	—	22,321	46.03	11/13/2024	342	(2)	10,794	—		—
					2,617	(3)	82,593	1,470	(6)	46,393
					1,581	(4)	49,896	5,069	(7)	159,978
S.D. Keohane	15,909	—	34.64	11/11/2020	6,382		201,416	—		—
	22,561	—	32.95	11/10/2021	4,724		149,089	—		—
	12,640	8,427	35.25	11/8/2022	5,213		164,522	—		—
	4,289	10,008	47.62	11/7/2023	257	(2)	8,111	—		—
	—	17,857	46.03	11/13/2024	1,962	(3)	61,921	1,102	(6)	34,779
					1,265	(4)	39,923	4,055	(7)	127,976
N.S. Cross	7,821	—	32.95	11/10/2021	5,957		188,003	—		—
	5,898	7,865	35.25	11/08/2022	4,409		139,148	—		—
	4,003	9,341	47.62	11/07/2023	5,213		164,522	—		—
	—	17,857	46.03	11/13/2024	240	(2)	7,574	—		—
					1,831	(3)	57,786	1,029	(6)	32,475
					1,265	(4)	39,923	4,055	(7)	127,976
B.A. Berube	8,489	—	34.64	11/11/2020	5,957		188,003	—		—
	19,553	—	32.95	11/10/2021	4,409		139,148	—		—
	11,797	7,865	35.25	11/08/2022	4,562		143,977	—		—
	4,003	9,341	47.62	11/07/2023	240	(2)	7,574	—		—
	—	15,625	46.03	11/13/2024	1,831	(3)	57,786	1,029	(6)	32,475
					1,107	(4)	34,937	3,548	(7)	111,975

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Executive Compensation (continued)

1.	Options vest over a three-year period as follows, assuming the named executive officer’s continued employment with Cabot through the vesting date: 30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant.
2.	Reflects the portion of the fiscal 2013 performance-based restricted stock unit award earned based on the degree of achievement of the annual financial performance metrics (adjusted EPS and adjusted RONA) for each of the three years within the three-year performance period of the award. These units vested on November 9, 2015, the third anniversary of the date of grant, and were settled on November 12, 2015, the date the Compensation Committee determined the achievement of the adjusted EPS and adjusted RONA metrics used to determine the number of performance-based restricted stock units earned during fiscal 2015.
3.	Reflects the portion of the fiscal 2014 performance-based restricted stock unit award earned based on the degree of achievement of the annual financial performance metrics (adjusted EPS and adjusted RONA) for the first two years within the three-year performance period of the award. These units will vest on the third anniversary of the date of grant (November 8, 2016), assuming the named executive officer’s continued employment with Cabot through the vesting date.
4.	Reflects the portion of the fiscal 2015 performance-based restricted stock unit award earned based on the degree of achievement of the annual financial performance metrics (adjusted EPS and adjusted RONA) for the first year within the three-year performance period of the award. These units will vest on the third anniversary of the date of grant (November 14, 2017), assuming the named executive officer’s continued employment with Cabot through the vesting date.
5.	The value of shares of unvested restricted stock units was calculated by multiplying the closing price of our common stock on September 30, 2015 ($31.56) by the number of shares of unvested restricted stock units.
6.	The number of shares shown for each named executive officer’s performance-based restricted stock unit award assumes the Company will achieve the threshold adjusted EPS metric and target adjusted RONA metric with respect to such award, based on fiscal 2015 performance.
7.	The number of shares shown for each named executive officer’s performance-based restricted stock unit award assumes the Company will achieve the target adjusted EPS and adjusted RONA metrics with respect to such award, based on fiscal 2015 performance.

Option Exercises and Stock Vested Table

The following table shows the options exercised by our named executive officers and the restricted stock units that vested for each officer during fiscal 2015. The value of options realized on exercise is the difference between the market price of the shares at exercise and the exercise price, multiplied by the number of shares acquired on exercise. The value of stock realized on vesting of restricted stock units is the product of the number of shares vested and the closing price of our common stock on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
P.M. Prevost	30,000	905,376	54,678	2,572,600
E.E. Cordeiro	—	—	13,300	625,765
S.D. Keohane	—	—	11,082	521,408
N.S. Cross	—	—	9,606	451,962
B.A. Berube	—	—	9,606	451,962

Pension Benefits

Cabot’s salaried employees in the U.S. who were employees prior to January 1, 2014 (including Messrs. Prevost, Cordeiro, Keohane, and Berube) participate in Cabot’s Cash Balance Plan and, in certain cases, the Supplemental Cash Balance Plan. The Cash Balance Plan and the Supplemental Cash Balance Plan were frozen on

December 31, 2013, and no further accruals will be made under that plan or the Supplemental Cash Balance Plan.

Cabot’s salaried employees in Switzerland (including Mr. Cross) participate in the AXA Foundation for Occupational Benefits Winterthur (the Swiss Pension Plan). The benefits provided under these plans are described below.

Cash Balance Plan

The Cash Balance Plan is a funded, tax-qualified defined benefit plan. Prior to January 1, 2014, participants in the Plan accrued benefits from defined notional contributions (“pay-based credits”) in an amount equal to 3% of eligible compensation during the first five years of service, 3.5% during the next five years and 4% for years after ten years of service. Additional credits of 2% of earnings were provided on eligible compensation in excess of the Social Security wage base. Eligible compensation included base salary and short-term incentive bonus payments. Participants also received a guaranteed rate of return (“interest based credits”) on their account balances.

While the plan is frozen, interest based credits are earned on account balances during a calendar year at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participant begins receiving benefit payments. For calendar year 2015, the interest rate was 0.12%. At retirement at any age or other termination of employment, a participant eligible for benefits may receive his or her vested account balance in a lump sum payment or in a monthly pension having an equivalent actuarial value.

Participants are 100% vested in Cabot’s contributions to their accounts after three years of employment with Cabot. As of September 30, 2015, Messrs. Prevost, Cor-

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Executive Compensation (continued)

deiro, Keohane, and Berube, were each fully vested in their accrued account balances under the Cash Balance Plan.

Supplemental Cash Balance Plan

The Supplemental Cash Balance Plan is an unfunded, non-qualified plan created to provide benefits in circumstances where maximum limits established under the Internal Revenue Code prevent participants from receiving some of the benefits provided under the Cash Balance Plan. The Internal Revenue Code limits the amount of compensation that can be used annually to accrue benefits under the tax-qualified Cash Balance Plan. The Supplemental Cash Balance Plan is intended to provide eligible employees the same benefits they would have earned under the Cash Balance Plan if this compensation limit did not apply.

The material terms and conditions of the Supplemental Cash Balance Plan are the same as those of the Cash Balance Plan except that benefits otherwise payable from the Supplemental Cash Balance Plan will be forfeited if a participant’s employment is terminated for cause.

Swiss Pension Plan

The Swiss Pension Plan is a cash balance pension plan that provides benefits upon retirement and upon death or disability. Employees and the Company make contributions to the plan according to an age-related contribution scale. Since the time Mr. Cross became an employee of Cabot’s subsidiary in Switzerland, he has been required to make an annual contribution in an amount equal 6% of his base salary to fund retirement benefits plus an amount equal to 1% of his base salary to fund approximately 50% of the cost of death and disability benefits and administrative expenses. In addition, the Company has made an annual contribution to Mr. Cross’s account in an amount equal to 9% of his base salary to fund his retirement benefits plus an amount equal to approximately 1% of his base salary to fund the balance of the costs for his death and disability benefits and administrative expenses. Employees may elect to contribute additional amounts in excess of their minimum required contribution. Interest is credited to each employee’s account annually at a rate determined by the Board of Trustees of AXA Foundation for Occupational Benefits Winterthur, the administrator of the Swiss Pension Plan. The interest rate for calendar year 2015 was 1.75%. The amount of the annual retirement pension is based on the accrued retirement account balance on the retirement date and is calculated using the applicable pension conversion rate. At retirement, the employee may choose to draw part or all of the retirement pension in a lump sum with any balance paid in an annual pension. The death and disability benefits, which are funded by insurance in the plan purchased with the employee and Company contributions described above, are paid as an annual pension as described under the heading “Potential Payments Under Termination or Change in Control”.

The plan also provides for monthly disability and death benefits as described below under the heading “Potential Payments Under Termination or Change in Control”.

Pension Benefits Table

The following table shows the actuarial present value of each named executive officer’s accumulated benefits under the pension plans in which he participated as of September 30, 2015, the last day of our most recent fiscal year and the pension plan measurement date used for financial statement reporting purposes for our fiscal 2015 financial statements. None of the named executive officers received a payment under these plans during fiscal 2015.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2), (3)
P.M. Prevost	Cash Balance Plan Supplemental Cash Balance Plan	6 6	60,981 488,688
E.E. Cordeiro	Cash Balance Plan Supplemental Cash Balance Plan	15 15	152,296 224,572
S.D. Keohane	Cash Balance Plan Supplemental Cash Balance Plan	11 11	111,396 122,245
N.S. Cross	Cabot Swiss Pension Plan	6	411,900
B.A. Berube	Cash Balance Plan Supplemental Cash Balance Plan	19 19	203,307 194,462

1.	Credited service for the Cash Balance Plan and Supplemental Cash Balance Plan represents years of service with Cabot as of December 31, 2013, the date the plans were frozen, rounded to the nearest whole year. Credited service for the Swiss Pension Plan represents years of service with Cabot Switzerland as of September 30, 2015, rounded to the nearest whole year.

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Executive Compensation (continued)

2.	For Mr. Cross, the present value of the accumulated benefit excludes his contributions to the plan. The present value of the accumulated benefit attributable to Mr. Cross’s contributions to the plan amounts to $715,900.
3.	The following assumptions were used in the calculations:

	Cash Balance Plan	Supplemental Cash Balance Plan	Swiss Pension Plan
Measurement Date	9/30/2015	9/30/2015	9/30/2015
Discount Rate (for present value calculation)	4.16%	3.69%	1.00%
Form of benefit	Lump sum	Lump sum	80% pension 20% lump sum
Retirement Date	Age 65	Age 65	Age 65

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Executive Compensation (continued)

Nonqualified Deferred Compensation

The following narrative and table describe benefits provided under Cabot’s Deferred Compensation Plan and Supplemental 401(k) Plan.

Deferred Compensation Plan

Our Deferred Compensation Plan permits certain employees in the U.S. to voluntarily defer in any year up to 50% of their base salary and up to 100% of any short-term incentive and sales incentive bonus awarded. Under this plan, participants receive a credit equal to 10% of the amount they defer to account for the fact that any compensation that is deferred is not eligible compensation for purposes of Company contributions under the 401(k) Plan or the Supplemental 401(k) Plan. All of our named executive officers are eligible to participate in the Deferred Compensation Plan, except for Mr. Cross, who is not a U.S.-based employee. None of the named executive officers made contributions to the plan for fiscal year 2015.

All deferred amounts are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable calendar year. Amounts that are deferred in a particular year are credited to a participant’s account as if they were invested in the account on the first day of the applicable calendar year and notional interest is applied as if the participant had earned the deferred amount on the first day of the calendar year. Earnings are compounded daily. The Moody’s rate used to calculate interest payable for calendar year 2015 was 4.28%. Participants in the Deferred Compensation Plan can elect to defer receipt of their eligible compensation until a specified date (“in service election”) or until they cease to be employees of Cabot (“termination/retirement election”). Participants may elect to receive deferred amounts in a lump sum payment, or in installments over a period of up to five years in the case of an in-service election or, if the participant’s account balance is at least $50,000, up to ten years for a termination/retirement election.

401(k) and Supplemental 401(k) Plan

Under the 401(k) Plan, a tax qualified defined contribution plan in which Cabot’s U.S.-based named executive officers and other employees in the U.S. participate (with variations for employees covered by collective bargaining agreements), Cabot makes a retirement contribution equal to 4% of a participant’s eligible compensation (consisting of base salary and cash bonuses) and a matching contribution of 100% of a participant’s contribution up to 6% of the participant’s eligible compensation. These Company contributions are allocated to the participant’s account in accordance with his or her investment elections.

The Supplemental 401(k) Plan is an unfunded, non-qualified defined contribution plan under which we provide credits to executive officers and certain other employees in the U.S. that cannot be made under the 401(k) Plan due to limitations imposed by the Internal Revenue Code. Credits to the Supplemental 401(k) Plan are made at the same percentage of pay that Company contributions would have been made under the 401(k) Plan were it not for the limitations imposed by the Internal Revenue Code. Amounts credited to the Supplemental 401(k) Plan are treated as if invested in Cabot common stock. Participants may elect to receive distributions in a lump sum payment after separation from service or, if a participant’s account balance is at least $50,000, in installments over a period of three, five or ten years beginning after separation from service. All distributions are made in shares of Cabot common stock, with the exception of those for certain grandfathered accounts, which are made in cash. None of our named executive officers have grandfathered accounts.

Under both the 401(k) Plan and Supplemental 401(k) Plan, participants are immediately vested in the matching contributions and vested in the retirement contributions after two years of employment with Cabot.

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Executive Compensation (continued)

Nonqualified Deferred Compensation Table

The following table provides information with respect to the Supplemental 401(k) Plan for Messrs. Prevost, Cordeiro, Keohane, and Berube, and with respect to the Deferred Compensation Plan for Messrs. Prevost, Cordeiro, and Berube.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(3)
P.M. Prevost Deferred Compensation Plan Supplemental 401(k) Plan	— —	— 78,377	202,944 (658,283)	1,517,242 —	4,388,772 1,195,631
E.E. Cordeiro Deferred Compensation Plan Supplemental 401(k) Plan	— —	— 27,869	31,247 (271,696)	213,985 —	680,553 493,644
S.D. Keohane Supplemental 401(k) Plan	—	27,896	(176,110)	—	334,932
N.S. Cross	—	—	—	—	—
B.A. Berube Deferred Compensation Plan Supplemental 401(k) Plan	— —	— 20,798	27,218 (254,508)	— —	645,427 460,442

1.	These amounts represent credits by Cabot accrued under the Supplemental 401(k) Plan and are reported in the Summary Compensation Table on page 39 under the heading “All Other Compensation.”

2.	For the Deferred Compensation Plan, earnings represent the amount credited based on the Moody’s interest rate for the year. For the Supplemental 401(k) Plan, earnings represent the value of dividends earned and investment gains or losses as if the account balance had been invested in Cabot common stock.

3.	The aggregate balance amounts under the Deferred Compensation Plan include deferrals made for prior fiscal years. For individuals who were named executive officers in the fiscal years in which the deferrals were made, the amount of the deferred compensation was included in such individuals’ compensation as reported in the Summary Compensation Table included in the proxy statement for each such fiscal year.

Potential Payments Upon Termination or Change in Control

Our named executive officers are eligible to receive certain benefits upon a change in control or if their employment is terminated, including following a change in control. This section describes various change in control and termination of employment scenarios and the payments and benefits payable under those scenarios. A table quantifying the estimated payments and benefits assuming a termination of employment or a change in control occurred on September 30, 2015 follows this narrative description.

Potential Payments Following a Change in Control

Severance Plan

Participants in our Senior Management Severance Protection Plan (the “Severance Plan”) are determined by our Compensation Committee and as of September 30, 2015 consisted of fourteen of our senior managers, including all of our named executive officers.

Under the Severance Plan, participants are entitled to severance payments if their employment with Cabot terminates within two years following a change in control (for any reason other than cause, disability, death, or a termination initiated by the participant without good reason). Mr. Prevost is entitled to a lump sum payment equal to three times the sum of his base salary plus bonus and continued health and welfare benefits for a period of three years (i.e., medical, dental and prescription drug benefits; long-term disability coverage; and life insurance). The other named executive officers are entitled to a lump sum payment equal to two times the sum of their base salary plus bonus and continued health and welfare benefits for a period of two years. In addition, under the Severance Plan, a participant is entitled to receive a pro-rated bonus with respect to the fiscal year in which the termination occurs and outplacement services in an amount up to 15% of his or her salary.

Base salary under the Severance Plan is calculated at the greater of the rate in effect (i) immediately before the

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Executive Compensation (continued)

change in control or (ii) as of the participant’s employment termination date. The bonus is calculated at the greater of (i) the participant’s target annual incentive bonus for the fiscal year in which the change in control occurs or the fiscal year in which the participant’s employment is terminated, whichever was greater or (ii) the highest annual incentive bonus amount paid or payable to the participant for any of the three fiscal years preceding the fiscal year in which the change in control occurs.

The Severance Plan also includes a “better of” provision. Under this provision, a participant will be entitled to receive either the full amount of payments (and pay any applicable excise tax imposed by Section 4999 of the Internal Revenue Code) or such lesser amount that is not subject to the excise tax, whichever results in the greater after-tax benefit to him or her.

The provision of benefits under any other plan or program provided by Cabot or its affiliates, or pursuant to any agreement with Cabot or its affiliates, or by law, counts toward our obligation to provide the benefits under the Severance Plan so that the benefits are not duplicative.

Retirement and Equity Incentive Plans

The accrued account balances under the Cash Balance Plan, Supplemental Cash Balance Plan, 401(k) Plan and Supplemental 401(k) Plan immediately vest and become payable upon a change in control of Cabot.

Upon a change in control of Cabot, the Compensation Committee, as administrator of our equity incentive plan, will have discretion to provide for the assumption or continuation of some or all outstanding awards or any portion of an award, the grant of a new award in substitution by the acquirer or survivor, or the cash-out of some or all awards. Further, the Compensation Committee retains authority to accelerate the vesting of awards. The Compensation Committee has provided, and intends to continue to provide, for “double trigger” vesting upon a change in control. This means that if an award remains outstanding following a change in control, such as if the acquiring company assumes the award, vesting would be accelerated only if the participant’s employment was involuntarily terminated without cause or by the participant for good reason within two years of the change in control.

Termination of Employment Upon Disability or Death

For Cabot’s full-time employees based in the U.S., including Messrs. Prevost, Cordeiro, Keohane, and Berube, termination of employment upon disability is determined under the terms of Cabot’s long-term disability plan and occurs one year following the date of disability. A U.S.-based employee who becomes disabled would receive (i) benefits under our long term disability plan, and (ii) continued participation in our medical, dental, and life insurance plans in accordance with the terms of those plans if the employee has completed ten years of service. We have not included a value for these benefits in the table on page 52 because the plans do not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all salaried U.S. employees. In addition, the accrued account balances under the Cash Balance Plan, Supplemental Cash Balance Plan, 401(k) Plan and Supplemental 401(k) Plan immediately vest and become payable upon termination of employment by reason of death or disability. Messrs. Prevost, Cordeiro, Keohane, and Berube are vested in their account balances under these plans.

Mr. Cross would receive disability and death benefits under the Swiss Pension Plan. 50% of these benefits are funded by employee contributions and 50% are funded by employer contributions. In the event of disability due to sickness, after 24 months the Swiss Pension Plan provides benefits to the employee equal to 50% of his pensionable salary and to the employee’s eligible children equal to 5% of the disabled parent’s pensionable salary. Children are eligible to receive this benefit up to age 18, or up to age 25 if still in education. The pension is paid to the employee until death. In the event of death the Swiss Pension Plan provides an annuity benefit to surviving spouses or partners equal to 30% of pensionable salary and to such employee’s children on the same eligibility criteria described above equal to 5% of the pensionable salary. This benefit is payable for the lifetime of the surviving spouse or partner and, in the case of children, while they meet the eligibility criteria.

Under the terms of Cabot’s equity incentive plans, if any participant (including a named executive officer) ceases to be an employee because of disability or death, his or her unvested stock options and unvested restricted stock units would immediately vest. In the case of performance-based restricted stock units, the total number of units that vests is the sum of the units that have been earned or “banked” based upon performance as of the date of the termination of employment.

We provide the U.S.-based named executive officers with a death benefit under our Death Benefit Protection Plan equal to three times their base salary up to a maximum benefit of $3,000,000, which is payable to their beneficiary at the time of their death. Mr. Cross is provided with life

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Executive Compensation (continued)

insurance coverage under the life insurance plan for international assignees that provides a benefit equal to two times base salary up to a maximum benefit of $300,000, which is payable to his designated beneficiary in a lump sum in the event of his death.

Termination of Employment Upon Retirement

Upon retirement, participants in the Cash Balance Plan and Supplemental Cash Balance Plan are entitled to receive benefit payments, and participants in the 401(k) Plan and the Supplemental 401(k) Plan may receive a distribution of their account balances. Participants in the Swiss Pension Plan are entitled to receive benefits under that plan upon retirement. As of September 30, 2015, none of our named executive officers met the eligibility criteria for retirement under these plans.

Under our current arrangements, a named executive officer may also be eligible to receive retiree welfare benefits provided to comparably situated employees. These retiree welfare benefits are not included in the table on page 52 because these benefit plans do not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all salaried employees.

Termination for Cause or Voluntarily Without Good Reason

As described above, a named executive officer would not receive severance payments under the terms of the Severance Plan if his employment is terminated for cause or if he terminates his employment without good reason. He also would not receive benefits under the terms of our Supplemental 401(k) Plan or Supplemental Cash Balance Plan if his employment is terminated for cause.

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Executive Compensation (continued)

Potential Payments Upon Termination or Change in Control Table

The following table and footnotes present potential payments to each named executive officer under various circumstances as if the officer’s employment had been terminated on September 30, 2015, or if a change in control had occurred on such date.

	Severance Pay(1)($)	Accelerated Unvested Equity(2)($)	Pension Plan Benefits not reported in Pension Plan Table(3)($)	Benefits and Perquisites(4)($)	Total($)(5)
P.M. Prevost
Death	—	3,102,348	5,063	3,000,000	6,107,411
Disability	—	3,102,348	5,063	—	3,107,411
Voluntary Termination/Involuntary Termination (without cause)	—	—	5,063	—	5,063
Involuntary Termination (for cause)	—	—	1,770	—	1,770
Termination if Change in Control	7,179,000	4,004,112	5,063	204,920	11,393,095
Change in Control	—	—	5,063	—	5,063
E.E. Cordeiro
Death	—	816,331	20,802	1,650,000	2,487,133
Disability	—	816,331	20,802	—	837,133
Voluntary Termination/Involuntary Termination (without cause)	—	—	20,802	—	20,802
Involuntary Termination (for cause)	—	—	15,600	—	15,600
Termination if Change in Control	1,876,000	1,053,631	20,802	122,792	3,073,225
Change in Control	—	—	20,802	—	20,802
S.D. Keohane
Death	—	624,983	14,393	1,410,000	2,049,376
Disability	—	624,983	14,393	—	639,376
Voluntary Termination/Involuntary Termination (without cause)	—	—	14,393	—	14,393
Involuntary Termination (for cause)	—	—	11,533	—	11,533
Termination if Change in Control	1,550,000	810,934	14,393	110,343	2,485,670
Change in Control	—	—	14,393	—	14,393
N.S. Cross
Death	—	596,957	1,884,800	300,000	2,781,757
Disability	—	596,957	1,806,800	—	2,403,757
Voluntary Termination/Involuntary Termination (without cause)	—	—	—	—	—
Involuntary Termination (for cause)	—	—	—	—	—
Termination if Change in Control	1,440,122	779,059	—	141,802	2,360,983
Change in Control	—	—	—	—	—
B.A. Berube
Death	—	571,425	17,428	1,215,000	1,803,853
Disability	—	571,425	17,428	—	588,853
Voluntary Termination/Involuntary Termination (without cause)	—	—	17,428	—	17,428
Involuntary Termination (for cause)	—	—	14,299	—	14,299
Termination if Change in Control	1,352,000	737,526	17,428	100,322	2,207,276
Change in Control	—	—	17,428	—	17,428

1.

For Mr. Prevost, severance pay is equal to three times the sum of (x) base salary and (y) the greater of (i) his highest bonus in the three fiscal years preceding fiscal 2015 or (ii) his target bonus under our short-term incentive program for the fiscal year. For each of our other named executive

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Executive Compensation (continued)

officers, severance pay is equal to two times the sum of (x) base salary and (y) the greater of (i) his highest bonus in the three fiscal years preceding fiscal 2015 or (ii) his target bonus under our short-term incentive program for the fiscal year.
2.	For all of our named executive officers, the amounts for accelerated unvested equity include the following: (i) in the case of death or disability, the value of unvested time-based restricted stock units, unvested performance-based restricted stock units that have been earned or “banked” based upon performance as of September 30, 2015 and unvested options; and (ii) in the case of termination following a change in control, the value of unvested time-based restricted stock units, unvested performance-based restricted stock units (consisting of units banked as of September 30, 2015 and unbanked units assuming target performance is achieved) and unvested options. The value of unvested restricted stock units was calculated by multiplying the closing market price of our common stock on September 30, 2015 ($31.56) by the number of shares of unvested restricted stock units. The value of unvested options was calculated by multiplying the number of shares underlying the unvested options by the difference between the closing market price of our common stock on September 30, 2015 and the option exercise price. As of September 30, 2015, the exercise prices of all outstanding unvested options were higher than the closing market price of our common stock; therefore, the accelerated value was zero.
3.	The pension plan benefit amounts in this column include:
a.	For all scenarios other than termination for cause, for Messrs. Prevost, Cordeiro, Keohane, and Berube, the amounts that would be payable under the Cash Balance Plan and the Supplemental Cash Balance Plan in a lump sum that are in addition to the amounts previously reported in the Pension Benefits Table on page 46. None of these amounts are included in the Pension Benefits Table because the assumptions required to calculate the actuarial present value of the benefits for purposes of the Pension Benefits Table are different from the assumptions required to calculate the actual plan benefits. As of September 30, 2015, all of our named executive officers were fully vested in their accrued account balances under these plans, as applicable. No benefits are payable under the Supplemental Cash Balance Plan if a participant’s employment is terminated for cause.
b.	For Mr. Cross, the lifetime death and disability benefits attributable to Company contributions that would be payable under the Swiss Pension Plan if such benefits were to be paid in a lump sum.
4.	Continued perquisites and benefits include only those benefits provided to a named executive officer that are not provided to all employees generally. The amount reported in the event of death represents an amount equal to three times base salary up to a maximum benefit of $3,000,000, which is payable in a lump sum to the named executive officer’s designated beneficiary under our Death Benefit Protection Plan, which is applicable to all named executive officers other than Mr. Cross. For Mr. Cross, the amount reported in the event of death represents an amount equal to two times base salary up to a maximum benefit of $300,000, which would be payable in a lump sum to his designated beneficiary under our life insurance plan for international assignees. For each of our named executive officers, the amount reported in the event of a termination following a change in control represents the cost to Cabot of continued health and welfare benefits (for a period of three years for Mr. Prevost and for a period of two years for each of our other named executive officers) and outplacement services in an amount equal to 15% of the officer’s base salary.
5.	Payments do not take into account the “better of” provision in the Severance Plan described above on page 50, which, under certain circumstances, could reduce the amount of the payment.

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Proposal 2 — Advisory Approval of Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed on pages 23 - 53 of this proxy statement (commonly referred to as “say-on-pay”).

The compensation we paid to our named executive officers for fiscal year 2015 appropriately aligned executive pay and our performance. Overall, our businesses suffered from the deteriorating global economic environment, and we took a step back in our financial performance. This resulted in adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) of $470 million. Our adjusted earnings per share for the year was $2.71 per share. The payouts made for fiscal 2015 under our short-term incentive (STI) and long-term incentive (LTI) programs reflect the Company’s overall performance as well as the mixed results across our business segments. Specifically, we did not meet the level of corporate performance necessary to earn bonuses under our STI program on the basis of our corporate performance, although we did pay bonuses to certain executives on the basis of individual performance in accordance with the terms of the STI program. The performance-based restricted stock unit awards issued under our long-term incentive program are designed to produce the greatest rewards when strong results are sustained over time. Specifically, the shares issuable upon their vesting depends on the degree of achievement of financial performance metrics for each year within a three-year performance cycle. On the basis of our level of achievement of adjusted EPS and adjusted RONA, our three outstanding cycles of performance-based restricted stock units (2013, 2014 and 2015 awards) earned payouts ranging from 0% to 62.4% of the target award based on our fiscal 2015 financial performance. Despite these results and the numerous headwinds our businesses faced, our named executive officers continued to provide outstanding leadership to the Company. Our important accomplishments are highlighted in the Executive Summary of our Compensation Discussion and Analysis.

The types of performance goals that we use for establishing the metrics for our executive compensation programs are the same as the ones we use when setting our business plan and the strategic objectives of the Company. The use of these metrics is intended to motivate behavior and executive decisions that will lead to the successful execution of our strategy. Our executive compensation programs also align the interests of our shareholders and executives by tying compensation to the Company’s short- and long-term financial and strategic growth objectives. We believe this will create value for our shareholders over time.

For these reasons, the Board is asking stockholders to support this proposal.

The text of the resolution is as follows:

“VOTED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion, is hereby APPROVED.”

Vote Required

Because the vote we are asking you to cast is non-binding, there is no minimum vote required for approval. Our Board and the Compensation Committee value the views of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe that Cabot benefits from constructive dialog with our shareholders. We will continue to reach out to our shareholders on these and other important issues and we encourage our shareholders to contact us. Shareholders who wish to communicate with our Board should refer to “Communications with the Board” in this proxy statement for additional information on how to do so.

Recommendation

The Board of Directors believes that the compensation of our named executive officers is appropriate and recommends a vote “FOR” the approval of the compensation of our named executive officers.

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Proposal 3 — Approval of 2016 Short-Term Incentive Compensation Plan

Introduction

On November 13, 2015, on the recommendation of its Compensation Committee, our Board of Directors adopted, subject to stockholder approval, the Cabot Corporation 2016 Short-Term Incentive Compensation Plan (the “Plan”). Under the Plan, officers and other key employees designated by the Compensation Committee may receive annual cash incentive compensation determined by the satisfaction of one or more pre-established performance goals.

Under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder, certain compensation in excess of $1,000,000 paid in any year to our Chief Executive Officer and any of our other three named executive officers (excluding our Chief Financial Officer) is generally not deductible for federal income tax purposes unless such compensation is paid under a performance-based plan that is approved by our stockholders and satisfies other requirements. The material terms that the stockholders approve constitute the framework within which our Compensation Committee sets the actual terms of awards made under the Plan. Under Section 162(m) of the Code, the material terms that require stockholder approval are the class of eligible employees, a description of the business criteria on which performance goals may be based and the maximum amount that can be paid to any participant for a specified period, all as described below. We are asking stockholders to vote to approve the Plan so that compensation paid to covered officers under the Plan can qualify for the performance-based compensation exception under Section 162(m) of the Code. Although stockholder approval is one of the requirements for exemption under Section 162(m) of the Code, even with stockholder approval, there can be no guarantee that payments under the Plan will be treated as exempt performance-based compensation under Section 162(m) of the Code.

If approved by the stockholders, this proposal would not limit Cabot’s right to award or pay other forms of compensation (including, but not limited to, salary or stock-based awards) to Cabot’s executive officers and other key employees, regardless of whether or not payment of such other forms of compensation would be tax deductible.

Because of the potential favorable tax treatment that the Plan enables, our Board of Directors believes that approval of the Plan is in the best interests of Cabot and its stockholders and recommends that the stockholders approve its adoption.

Vote Required

The Plan will be approved upon the affirmative vote of a majority of the votes properly cast on the proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the approval of the Cabot Corporation 2016 Short-Term Incentive Compensation Plan.

Summary of the Plan

General Description of the Plan; Individual Limits

The Compensation Committee shall no later than the ninetieth (90th) day of each performance period (which shall generally be Cabot’s fiscal year) (i) select executive officers and other key employees eligible to participate in the Plan for that year (“Participants”); (ii) establish the Performance Goals (defined below) that must be achieved in order for awards to be paid under the Plan; and (iii) establish the total amount which may be available for payout to Participants based on the relative level of attainment of the Performance Goals. Following the close of each performance period, the Compensation Committee will determine whether the Performance Goals were achieved and, based on the level of achievement, the total amount available for payout to each Participant. In its sole discretion, the Compensation Committee may reduce the size, including to zero, of the actual payment to be made to any Participant. The maximum payment to any Participant under the Plan for any fiscal year of the Company will in no event exceed $5,000,000.

Performance Goals

As used in the Plan, the term “Performance Goal” means an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to a peer group or select group of companies or an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Compensation Committee specifies, consistent with the requirements of Section 162(m) of the Code): sales; rev-

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Proposal 3 — Approval of 2016 Short-Term Incentive Compensation Plan (continued)

enues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios or metrics; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; productivity measures; one or more working capital measures; stock price; or stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; collection of outstanding accounts or debts; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity); or refinancings. A Performance Goal and any targets with respect thereto need not be based on an increase, a positive or improved result or avoidance of loss. An Award may specify more than one Performance Goal and, with respect to any Performance Goal, may specify levels of achievement at which different levels of payment may be earned.

To the extent consistent with the requirements of Section 162(m) of the Code, the Compensation Committee may establish, by the deadline that otherwise applies to the establishment of the terms of an award, that one or more of the Performance Goals applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, other unusual or infrequently occurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the applicable performance period that affect the applicable Performance Goal or Goals.

Eligible Employees

The group of employees who are eligible to participate in the Plan consists of all of the Company’s executive officers and other key employees (currently 10 employees).

Payment Terms

All payments under the Plan will be made no later than March 15th following the close of the relevant performance period. Under certain circumstances, payment may be deferred by the Participant as provided in the Company’s Deferred Compensation and Supplemental Retirement Plan or otherwise.

No payment will be made under an award unless the Participant remains employed by Cabot on the last day of the applicable performance period, except as provided by the Compensation Committee at the time of grant or as authorized by the Compensation Committee in the event of a termination due to death or disability.

Recoupment

The Compensation Committee may provide that awards under the Plan will be subject to forfeiture, termination or rescission, and that a Participant will be obligated to return to the Company payments received with respect to an award, in connection with a breach by the Participant of award terms or the Plan, or any non-competition, non-solicitation, confidentiality or similar covenant or agreement with the Company or any of its affiliates or an overpayment to the Participant of incentive compensation due to inaccurate financial data. In addition, the Compensation Committee may recover awards and payments under any award in accordance with any applicable Company clawback or recoupment policy, or as otherwise required by applicable law or applicable stock exchange listing standards.

Amendment; Termination

The Compensation Committee may amend the Plan at any time, provided that any amendment shall be approved by the Company’s stockholders if required by Section 162(m) of the Code. The Compensation Committee may also terminate the Plan at any time.

Administration

The Plan is administered by the Compensation Committee of the Board of Directors or, if any member of the Compensation Committee is not an outside director for the purposes of Section 162(m) of the Code, by a subcommittee of the Compensation Committee consisting of those members of the Compensation Committee who are outside directors for such purposes. The Compensation Committee has authority to interpret the Plan, and any interpretation or decision by the Committee with regard to any questions arising under the Plan shall be final and conclusive on all persons.

The above summary of the material features of the Plan is qualified in its entirety by reference to the terms of the Plan, which is included as Appendix B to this Proxy Statement.

New Plan Benefits

Grants are not expected to be made under the Plan until fiscal 2017 and the total amounts to be paid under the Plan are not determinable at this time. Amounts paid to our named executive officers under our current Short-Term Incentive Compensation Plan for our 2015 fiscal year are set forth under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 39 of this Proxy Statement.

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Audit Committee Matters

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of five non-employee directors. The Board has determined that all of the members of the Audit Committee satisfy the requirements of the New York Stock Exchange (“NYSE”) as to independence and financial literacy. In addition, the Board has determined that Mr. MacLeod, Mr. McGillicuddy and Dr. Thomas are audit committee financial experts as defined by SEC rules. Our responsibilities are set forth in our written charter and are described above under the heading “The Board of Directors and its Committees — Audit Committee.”

We have sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm. We have appointed Deloitte & Touche LLP (“D&T”) Cabot’s independent registered public accounting firm annually since 2007. In accordance with SEC rules and D&T’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide services to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. Management, in consultation with the Chair and the full Audit Committee, selects the lead audit partner pursuant to this rotation policy.

One of our primary responsibilities is to assist the Board in its oversight of the quality and integrity of Cabot’s financial statements. We met 12 times during fiscal 2015. A number of those meetings included individual meetings in executive session with D&T and with Cabot’s Chief Financial Officer, Corporate Controller, Director of Internal Audit, and General Counsel. We took numerous actions to discharge our oversight responsibility with respect to the audit process, which are summarized below.

Review of Audited Financial Statements with Management

We reviewed and discussed with management Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2015.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

We discussed with D&T Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2015, including the matters required to be communicated by the standards of the Public Company Accounting Over-

sight Board (“PCAOB”) and the SEC. This included a discussion of accounting policies and practices critical to our financial statements. We also received the written disclosures and the letter from D&T required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with D&T its independence from Cabot. In addition, we discussed Cabot’s internal controls over financial reporting and management’s assessment of the effectiveness of those controls with management, Cabot’s internal auditors and D&T. We reviewed with both D&T and Cabot’s internal auditors their audit plans, audit scope and identification of audit risks. We also discussed the results of the internal audit examinations with and without management present. In addition, any reports or concerns the Company receives relating to financial matters are communicated directly to the Chair of the Audit Committee.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 for filing with the SEC, and appointed D&T as our independent registered public accounting firm for fiscal 2016.

John K. McGillicuddy (Chair)

Juan Enriquez

William C. Kirby

Roderick C.G. MacLeod

Lydia W. Thomas

Audit Fees

Fees for professional services rendered by D&T for fiscal 2015 and 2014 were as follows:

	Fiscal 2015	Fiscal 2014
Audit Fees	$5,304,000	$5,403,000
Audit-Related Fees	$40,000	$252,000
Tax Fees	$12,000	$89,000
All Other Fees	$0	$0

The audit services for each of fiscal 2015 and 2014 include professional services for the audit of Cabot’s consolidated financial statements included in the Annual Report on Form 10-K (including audit of internal control over finan-

CABOT CORPORATION    57

2016 PROXY STATEMENT

Audit Committee Matters (continued)

cial reporting) and review of financial statements included in Cabot’s Quarterly Reports on Form 10-Q, consultations regarding on-going financial accounting matters, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Statutory audit fees in foreign jurisdictions are billed in local currency.

The audit-related services for each of fiscal 2015 and 2014 consisted primarily of fees for: (i) certain agreed upon procedures performed and related to regulatory compliance matters; (ii) audits of employee benefit plans; and (iii) other attest services.

For fiscal 2015 and 2014, tax services consisted primarily of fees for tax compliance and preparation services and tax advisory services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of audit and non-audit services to be provided by Cabot’s independent registered public accounting firm. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and sets forth pre-approval requirements for all permitted services. In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the Audit Committee requires the independent registered public accounting firm to report on actual fees charged for each category of services at least quarterly. The Audit Committee has delegated authority to the Chair of the Committee to pre-approve additional services that need to be approved between scheduled Audit Committee meetings, provided that the estimated fee for any such services does not exceed $100,000, and any such pre-approvals must then be communicated to the full Audit Committee.

All of the services described above for fiscal 2015 and 2014 were pre-approved by the Audit Committee or Committee Chair.

58    CABOT CORPORATION

2016 PROXY STATEMENT

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

Introduction

The Audit Committee has appointed Deloitte & Touche LLP (“D&T”) to serve as Cabot’s independent registered public accounting firm for its fiscal year ending September 30, 2016. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of D&T, the Audit Committee may reconsider the appointment and may retain D&T or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of D&T, the Audit Committee may select another firm if it determines such selection to be in the best interest of Cabot and its stockholders.

Representatives from D&T are expected to be present at the 2016 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Cabot’s stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast on the proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal 2016.

CABOT CORPORATION    59

2016 PROXY STATEMENT

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of the forms they file. Based on our review of filings made with the SEC and representations made by our directors and executive officers, we believe that all of our directors and executive officers timely filed all reports that were required to be filed under Section 16(a) during the fiscal year ended September 30, 2015.

Future Stockholder Proposals and Director Nominations

A stockholder who intends to present a proposal at the 2017 Annual Meeting of Stockholders and who wishes the proposal to be included in our proxy materials for that meeting must submit the proposal in writing to us so that we receive it no later than October 1, 2016. A stockholder who intends to present a proposal at the 2017 Annual Meeting of Stockholders but does not wish the proposal to be included in our proxy materials for that meeting must provide written notice of the proposal to us no earlier than December 11, 2016 and no later than January 10, 2017. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our by-laws, which are available on our website, describe the requirements for submitting proposals at the Annual Meeting. A stockholder who wishes to nominate a director at the 2017 Annual Meeting of Stockholders must notify us in writing no earlier than December 11, 2016 and no later than January 10, 2017. The notice must be given in the manner and must include the information and representations required by our by- laws.

Annual Report on Form 10-K

We are providing without charge, to each person from whom a proxy is solicited, a copy of our Annual Report on Form 10-K, including the financial statements and schedules, for fiscal 2015. To request an additional copy of the Form 10-K, please write to Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, MA 02210-2019.

Solicitation of Proxies

The cost of soliciting proxies in the enclosed form will be borne by Cabot. In addition to solicitation by mail, officers and other employees of Cabot may solicit proxies personally, by telephone and by facsimile. Cabot may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist Cabot in the solicitation of proxies for a fee of $12,600.

Miscellaneous

Management does not know of any matters to be presented at the 2016 Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the 2016 Annual Meeting that require a vote, the persons named in the enclosed form of proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts

January 28, 2016

60    CABOT CORPORATION

2016 PROXY STATEMENT

Appendix A

Non-GAAP Financial Measures

The discussion of our results in the CD&A section of this proxy statement includes a discussion of our adjusted EPS, adjusted EBITDA and adjusted RONA.

Adjusted EPS*

Adjusted EPS (earnings per share) is a non-GAAP financial measure because it excludes from net income certain items of expense or income that management does not consider representative of our ongoing performance. For 2014, the certain items were primarily for global restructuring activities, acquisition and integration-related charges, and certain tax matters.

A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, is set forth below.

(per share)	2011	2012	2013	2014	2015
Net income (loss) per diluted common share attributable to Cabot Corporation	$3.57	$5.99	$2.36	$3.03	$(5.27)
Less: Net income (loss) per diluted common share from discontinued operations	$0.80	$3.15	$(0.01)	$0.02	$0.02
Net income (loss) per diluted common share from continuing operations	$2.77	$2.84	$2.37	$3.01	$(5.29)
Less: Certain items per share and dilutive impact of shares	$0.34	$(0.49)	$(0.56)	$(0.42)	$(7.98)
Adjusted net income per share	$2.43	$3.33	$2.93	$3.43	$2.71

Adjusted EBITDA*

A calculation of adjusted EBITDA (earnings before interest, tax, depreciation and amortization) is set forth below.

(dollars in millions)	2011	2012	2013	2014	2015
Total Segment EBIT**	$354	$410	$386	$447	$332
Plus: depreciation and amortization	$142	$154	$189	$200	$183
Less: adjustments to depreciation	$1	$4	$(4)	—	$(1)
Plus: unallocated corporate costs	$(53)	$(56)	$(48)	$(54)	$(46)
Adjusted EBITDA	$442	$504	$531	$593	$470

**	Total Segment EBIT (earnings before interest and tax) includes equity in net income of affiliated companies, net of tax, the full operating results of a contractual joint venture in Purification Solutions, royalties paid and net income attributable to non-controlling interests, net of tax, but excludes certain items, interest expense, foreign currency transaction gains and losses, interest income, dividend income, unearned revenue, the effects of LIFO accounting for inventory, and unallocated general and corporate costs. A reconciliation of Total Segment EBIT to income from continuing operations before income taxes and equity in net earnings of affiliate companies is provided in our Financial Information by Segment and Geographic Area footnote in our Form 10-K.

Adjusted RONA*

In calculating adjusted RONA (return on net assets), we divide four quarter rolling net income (loss) attributable to Cabot Corporation (less the after-tax impact of noncontrolling interest in net income and certain items) by the most recent five quarters’ average of Cabot Corporation operating net assets. Operating net assets are defined as accounts receivable plus inventory plus net property, plant and equipment plus assets held for rent plus external investments, including equity affiliates less accounts payable and accruals.

*	excludes financial results of divested businesses

CABOT CORPORATION    A-1

2016 PROXY STATEMENT

Appendix B

2016 Short-Term Incentive Compensation Plan

CABOT CORPORATION

2016 SHORT-TERM INCENTIVE COMPENSATION PLAN

(effective March     , 2016)

The purpose of this 2016 Short-Term Incentive Compensation Plan (the “Plan”) is to provide incentives for certain senior executives of Cabot Corporation (the “Company”) to achieve a sustained, high level of financial and other measures of success for the Company. The Plan is intended to comply with the requirements for tax deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 162(m)”) with respect to Awards paid pursuant to the Plan.

I.	ADMINISTRATION

The Plan will be administered by the Compensation Committee of the Board of Directors or, if any member of the Compensation Committee is not an “outside director” for the purposes of Section 162(m), by a subcommittee of the Compensation Committee consisting of those members of the Compensation Committee who are “outside directors” for such purposes. The Compensation Committee or subcommittee administering the Plan is referred to herein as the “Committee.” The Committee may delegate to other persons administrative functions that do not involve discretion. The Committee shall have the authority to interpret this Plan, and any interpretation or decision by the Committee with regard to any questions arising under the Plan shall be final and conclusive on all persons.

II.	ELIGIBILITY; PARTICIPANTS

Only executive officers and other key employees of the Company shall be eligible to participate in the Plan. The Committee shall select, from among those eligible, the persons who shall from time to time participate in the Plan (each, a “Participant”). Participation by an individual with respect to one Award under the Plan shall not entitle the individual to participate with respect to subsequent Awards, if any.

III.	GRANT OF AWARDS

The term “Award” as used in the Plan means an award opportunity that is granted to a Participant prior to, or within a specified period after the beginning of, the performance period (the “Performance Period”) to which the Award relates. A Participant who is granted an Award shall be entitled to a payment, if any, under the Award only if all conditions to payment have been satisfied in accordance with the Plan and the terms of the Award. Except as otherwise specified by the Committee in connection with the grant of an Award, the Performance Period applicable to Awards under the Plan shall be the fiscal year of the Company. Not later than (i) the ninetieth (90th) day after the beginning of the Performance Period, in the case of a Performance Period of 360 days or longer, or (ii) the end of the period constituting the first quarter of the Performance Period, in the case of a Performance Period of less than 360 days, the Committee shall select the Participants, if any, who are to receive Awards for such Performance Period and, in the case of each Award, shall establish the following:

(a)	the Performance Goals (as defined in Section IV below) applicable to the Award;
(b)	the amount or amounts that will be payable (subject to reduction in accordance with Section V) if the Performance Goals are achieved; and
(c)	such other terms and conditions as the Committee deems appropriate with respect to the Award.

Once the Committee has established the terms of an Award in accordance with the foregoing, it shall not thereafter adjust such terms except to reduce payments, if any, under the Award in accordance with Section V.

IV.	PERFORMANCE GOALS

As used in the Plan, the term “Performance Goal” means an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to a peer group or select group

B-1    CABOT CORPORATION

2016 PROXY STATEMENT

2016 Short-Term Incentive Compensation Plan (continued)

of companies or an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Committee specifies, consistent with the requirements of Section 162(m)): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios or metrics; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; productivity measures; one or more working capital measures; stock price; stockholder return or shareholder value; sales of particular products or services; customer acquisition or retention; collection of outstanding accounts or debts; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity); or refinancings. A Performance Goal and any targets with respect thereto need not be based on an increase, a positive or improved result or avoidance of loss. An Award may specify more than one Performance Goal and, with respect to any Performance Goal, may specify levels of achievement at which different levels of payment may be earned. To the extent consistent with the requirements of Section 162(m), the Committee may establish, by the deadline that otherwise applies to the establishment of the terms of an Award, that one or more of the Performance Goals applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, other unusual or infrequently occurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the applicable Performance Period that affect the applicable Performance Goal or Goals.

V.	CERTIFICATION OF PERFORMANCE; AMOUNT PAYABLE UNDER AWARDS

As soon as practicable after the close of a Performance Period, the Committee shall take such steps as are sufficient to satisfy the certification requirement of the regulations under Section 162(m) as to whether and to what extent, if at all, the Performance Goal or Goals applicable to each Award granted for the Performance Period have been satisfied. The Committee shall then determine the actual payment, if any, under each Award. No amount may be paid under an Award unless the Performance Goal or Goals applicable to the payment of such amount have been certified as having been satisfied as set forth above. However, the Committee may, in its sole and absolute discretion and with or without specifying its reasons for doing so, after determining the amount that would otherwise be payable under an Award for a Performance Period, reduce (including to zero) the actual payment, if any, to be made under such Award. The Committee may exercise the discretion described in the immediately preceding sentence either in individual cases or in ways that affect more than one Participant.

VI.	PAYMENT UNDER AWARDS

Except as otherwise provided in this Section VI, all payments under the Plan will be made after the right to payment vests and in all events by March 15 of the calendar year following the calendar year in which the right to payment vests (or, if later, by the 15th day of the third month following the end of the Company’s taxable year in which the right to payment vests). For purposes of the foregoing sentence, a right to payment will be treated as having vested when it is no longer subject to a substantial risk of forfeiture. Payments hereunder are intended to fall under the short-term deferral exception to Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 409A”), and shall be construed and administered accordingly. Notwithstanding the foregoing, (i) if the Award letter or other documentation establishing the Award provides a specified and objectively determinable payment date or schedule that satisfies the requirements of Section 409A, payment under an Award may be made in accordance with such date or schedule, and (ii) the Committee may, but need not, permit a Participant to defer payment of an Award (pursuant to the Company’s Deferred Compensation and Supplemental Retirement Plan or otherwise) beyond the date that the Award would otherwise be payable, provided that any such deferral shall be made in accordance with and subject to the applicable requirements of Section 409A, and that any amount so deferred shall be adjusted for notional interest or other notional earnings on a basis, determined by the Committee, to the extent necessary to preserve the eligibility of the Award payment as exempt performance-based compensation under Section 162(m).

CABOT CORPORATION    B-2

2016 PROXY STATEMENT

2016 Short-Term Incentive Compensation Plan (continued)

VII.	PAYMENT LIMITS

No Participant may be paid more than $5,000,000 in any fiscal year of the Company under Awards granted under the Plan. In the case of an Award where payment is deferred pursuant to Section VI above, the preceding sentence shall be applied by assuming that payment of the Award was made at the time it would have been paid absent the deferral.

VIII.	TAX WITHHOLDING

All payments under the Plan shall be subject to reduction for applicable tax and other legally or contractually required withholdings. Neither the Company nor any affiliate, nor the Committee, nor any person acting on behalf of the Company, any affiliate, or the Committee, will be liable for any adverse tax or other consequences to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award that may arise or otherwise be asserted with respect to the Award, including, but not limited to, by reason of the application of Section X(d) below or any acceleration of income or any additional tax (including any interest and penalties) asserted by reason of the failure of an Award to satisfy the requirements of 409A.

IX.	AMENDMENT AND TERMINATION

The Committee may amend the Plan at any time and from time to time; provided, that no amendment for which Section 162(m) would require shareholder approval in order to preserve the exemption for Award payments as performance-based compensation shall be effective unless approved by the shareholders of the Company in a manner consistent with the requirements of Section 162(m). The Committee may at any time terminate the Plan.

X.	MISCELLANEOUS

(a)	Except as otherwise determined by the Committee at the time it grants an Award, no payment shall be made under an Award unless the Participant is employed by the Company on the last day of the Performance Period applicable to the Award. Notwithstanding the foregoing, if a Participant ceases to be employed by the Company during a Performance Period by reason of death or disability, the Committee may in its discretion authorize payment of all or a portion of any Awards held by such Participant to the Participant (or his or her estate) at the time other Awards are paid in respect of the Performance Period.
(b)	No person shall have any claim or right to be granted an Award, nor shall the selection for participation in the Plan for any Performance Period be construed as giving a Participant the right to be retained in the employ of the Company for that Performance Period or for any other period.
(c)	The Plan and all Awards under the Plan shall be construed and administered in a manner consistent with the exemption of Award payments as performance-based compensation under Section 162(m); it being understood that the Committee shall have complete discretion to construe the Plan and all matters arising under the Plan, and its determinations shall be binding on all parties.
(d)	The Committee may provide that Awards will be subject to forfeiture, termination or rescission, and that a Participant will be obligated to return to the Company payments received with respect to an Award, in connection with (i) a breach by the Participant of Award terms or the Plan, or any non-competition, non-solicitation, confidentiality or similar covenant or agreement with the Company or any of its affiliates or (ii) an overpayment to the Participant of incentive compensation due to inaccurate financial data. Without limiting the generality of the foregoing, the Committee may recover Awards and payments under any Award in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended. Each Participant, by accepting an Award pursuant to the Plan, agrees to return the full amount required under this Section X(d) at such time and in such manner as the Committee shall determine in its sole discretion, consistent with applicable law.
(e)	The Plan shall be effective as of the date adopted, subject to receiving stockholder approval at the 2016 Annual Meeting of Stockholders, and shall remain in effect until terminated by the Committee or the Company’s Board of Directors.

B-3    CABOT CORPORATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Roderick C. G. MacLeod*	☐	☐	☐	02 - Sue H. Rataj*	☐	☐	☐	03 - Matthias L. Wolfgruber*	☐	☐	☐

* Each to be elected to the class of Directors whose term expires in 2019.

		For	Against	Abstain			For	Against	Abstain

2.	To approve, in an advisory vote, Cabot’s executive compensation.	☐	☐	☐	3.	To approve the Cabot Corporation 2016 Short-Term Incentive Compensation Plan.	☐	☐	☐

4.	To ratify the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2016.	☐	☐	☐	5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cabot Corporation

Annual Meeting of Stockholders — March 10, 2016

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Brian A. Berube, Jane A. Bell and Karen A. Kalita, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustees of the employee benefit plans to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plans, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 10, 2016 at 4:00 p.m., Eastern Time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4 AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE